                                                                   EXHIBIT 99.41





                            THE BORROWERS HEREUNDER

                                  $200,000,000

                                 LOAN AGREEMENT

                           Dated as of August 7, 1992

                                      with

                  The Financial Institutions Signatory Hereto

                                      and

                          XXXXXXXXXX, As Agent

                               TABLE OF CONTENTS

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                                                                ARTICLE I
                                                    DEFINITIONS AND ACCOUNTING TERMS
Section 1.1        Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        1
Section 1.2        Accounting Terms; Financial Statements . . . . . . . . . . . . . . . . . . . . . . . .       22

                                                               ARTICLE II
                                                  LOAN AND LETTER OF CREDIT PROVISIONS
Section 2.1        Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       23
Section 2.2        Obligations; Notes; Loan Register; Waiver  . . . . . . . . . . . . . . . . . . . . . .       23
Section 2.3        Allocation of Total Commitment . . . . . . . . . . . . . . . . . . . . . . . . . . . .       25
Section 2.4        Terms of Borrowing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       27
Section 2.5        Notice of Borrowing; Roll-Over Borrowings  . . . . . . . . . . . . . . . . . . . . . .       27
Section 2.6        Disbursement of Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       28
Section 2.7        Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       29
Section 2.8        Interest Periods . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       31
Section 2.9        Increased Costs, Illegality, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . .       32
Section 2.10       Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       36
Section 2.11       Responsibility for Making Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . .       37
Section 2.12       Withholding Tax Exemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       37
Section 2.13       Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       37

                                                               ARTICLE III
                                          TERMINATION OF LOAN COMMITMENTS, PREPAYMENTS AND FEES

Section 3.1        Mandatory Reduction of the Loan Commitments  . . . . . . . . . . . . . . . . . . . . .       47
Section 3.2        Voluntary Reduction of the Total Commitment or any Project Commitment  . . . . . . . .       47
Section 3.3        Voluntary Prepayments of the Loan
                   Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       48
Section 3.4        Mandatory Prepayment of the Loan Obligations . . . . . . . . . . . . . . . . . . . . .       48
Section 3.5        Other Provisions With Respect to Prepayments . . . . . . . . . . . . . . . . . . . . .       49
Section 3.6        Order of Prepayments and Payments  . . . . . . . . . . . . . . . . . . . . . . . . . .       50
Section 3.7        Unused Commitment Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       50
Section 3.8        Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       51
Section 3.9        Net Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       51
Section 3.10       Options to Extend Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       52

                                                               ARTICLE IV
                                                     REPRESENTATIONS AND WARRANTIES

Section 4.1        Representations and Warranties of the Borrowers  . . . . . . . . . . . . . . . . . . .       53

                                                               ARTICLE V
                                                               COVENANTS
Section 5.1        Affirmative Covenants of each Borrower . . . . . . . . . . . . . . . . . . . . . . . .       57
Section 5.2        Negative Covenants of each Borrower  . . . . . . . . . . . . . . . . . . . . . . . . .       63

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
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                                                                                                             Page
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                                                               ARTICLE VI
                                                          CONDITIONS OF CREDIT
Section 6.1        Conditions Precedent to the Initial Borrowing  . . . . . . . . . . . . . . . . . . . .       66
Section 6.2        Conditions Precedent to any Initial Project Borrowing  . . . . . . . . . . . . . . . .       68
Section 6.3        Conditions Precedent to all Borrowings (other than a Roll-Over Borrowing)  . . . . . .       69
Section 6.4        Conditions Precedent to All Roll-Over Borrowings . . . . . . . . . . . . . . . . . . .       70

                                                               ARTICLE VII
                                                            EVENTS OF DEFAULT
Section 7.1        Grantor Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       70
Section 7.2        Borrower Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       73
                                                              ARTICLE VIII
                                                               THE AGENT
Section 8.1        Appointment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       77
Section 8.2        Nature of Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       77
Section 8.3        Rights, Exculpation, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       78
Section 8.4        Reliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       79
Section 8.5        Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       79
Section 8.6        The Agent Individually . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       79
Section 8.7        Resignation by the Agent; Removal  . . . . . . . . . . . . . . . . . . . . . . . . . .       80

                                                               ARTICLE IX
                                                              MISCELLANEOUS
Section 9.1        No Waiver; Modifications in Writing  . . . . . . . . . . . . . . . . . . . . . . . . .       80
Section 9.2        Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       82
Section 9.3        Notices, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       82
Section 9.4        Costs, Expenses and Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       83
Section 9.5        Confirmations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       85
Section 9.6        Adjustment; Set-off  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       85
Section 9.7        Execution in Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       87
Section 9.8        Binding Effect; Assignment; Addition and
                   Substitution of Banks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       87
Section 9.9        Consent to Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       90
Section 9.10       Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       90
Section 9.11       Severability of Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       91
Section 9.12       Borrower Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       91
Section 9.13       Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       91
Section 9.14       Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       91

                                    Exhibits

Exhibit 1.1-A                       Form of Additional Borrower Agreement
Exhibit 1.1-B                       Form of Collateral Security Agreement
Exhibit 1.1-C                       Form of LC Request
Exhibit 2.2(b)-1                    Form of Initial Note
Exhibit 2.2(b)-2                    Form of Amended Note
Exhibit 2.3(a)                      Form of Allocation Request
Exhibit 2.3(b)                      Form of Allocation Increase/Decrease Request
Exhibit 2.5(a)                      Form of Notice of Borrowing
Exhibit 3.10(b)                     Form of Extension Note
Exhibit 6.3(d)                      Form of Additional Conditions


                                 Schedules

Schedule 1.1(a)                     Loan Commitments
Schedule 2.5(a)                     Example of Dates of Notices and Actions

                                 LOAN AGREEMENT

     This LOAN AGREEMENT, dated as of August 7, 1992 among the Borrowers (as hereinafter defined), the undersigned financial institutions, including XXXXXXXXXX, in their capacities as lenders hereunder (collectively, the
"Banks," and each individually, a "Bank"), and   XXXXXXXXXX, as agent (the
"Agent") for the Banks.



                              W I T N E S S E T H

     WHEREAS, the Borrowers have requested the Banks to issue letters of credit and make loans to one or more of the Borrowers in an aggregate principal amount not to exceed $200 million to be used by the Borrowers or their Subsidiaries to develop or redevelop Kmart stores, Kmart Affiliate stores or shopping centers anchored by such stores, located in the United States, Puerto Rico or certain other Caribbean Islands; and

     WHEREAS, the Banks are willing to extend commitments to make loans to the Borrowers for the purposes specified above and on the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and the Guaranty (as hereinafter defined), the parties hereto agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

     Section 1.1 Definitions. As used herein, and unless the context requires a different meaning, the following terms have the meanings indicated:

           "Additional Borrower Agreement" means an Additional Borrower Agreement in the form of Exhibit 1.1-A hereto.

           "Affected Bank" has the meaning assigned to that term in Section 2.9(d).

           "Affiliate" means, with respect to any Person, any Person or group acting in concert in respect of the Person in question that, directly or indirectly, controls or is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person or group of Persons, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through (i) the ownership of voting securities or (ii) by contract or otherwise. None of XXXXXXXXXX, XXXXXXXXXX, any of their respective Subsidiaries, any other

Bank, any Subsidiaries of any other Bank or any corporation of which any Bank is a Subsidiary shall, for purposes of this Agreement, be deemed to be Affiliates of any Borrower.

           "AFICA" means the Puerto Rico Industrial, Medical, Educational and Environmental Pollution Control Facilities Financing Authority established by the AFICA Act.

           "AFICA Act" means Act No. 121 of June 27, 1977, as amended, of the laws of the Commonwealth of Puerto Rico (12 L.P.R.A. Section 1251 et seq.).

           "AFICA Bonds" shall mean bonds, temporary bonds, refunding bonds, obligations, notes, interim receipts or provisional bonds, certificates or other evidences of indebtedness of AFICA issued pursuant to and in accordance with the AFICA Act.

           "AFICA Financing Agreement" means an agreement or agreements between AFICA and any Borrower, any Subsidiary of any Borrower or Guarantor in relation to a Project, pursuant to which AFICA will loan the proceeds of the sale of AFICA Bonds to such Borrower or Guarantor and such Borrower or Guarantor will be required to make payments to AFICA in an amount sufficient to pay all of the principal and interest and any redemption premium with respect to such AFICA Bonds, and to provide and maintain any reserves for the bonds to be issued by AFICA to pay the cost of such Project, and to pay the expenses incurred by AFICA in connection therewith, including without limitation, a lease, installment sales, purchase, conditional sales, sale and leaseback, loan mortgage or lease contracts or any other financing agreement or combination of the aforementioned as AFICA may determine, and any other documentation executed by such Borrower or Guarantor relating thereto.

           "Agent" has the meaning assigned to that term in the introduction to this Agreement.

           "Agreement" means this Loan Agreement, as the same may at any time and from time to time be amended, supplemented or modified and in effect.

           "Allocation Increase/Decrease Request" has the meaning assigned to that term in Section 2.3(b).

           "Allocation Request" has the meaning assigned to that term in
Section 2.3(a).

           "Amended Note" has the meaning assigned to that term in Section
2.2(b).

           "Assignees" has the meaning assigned to that term in Section 9.8(c).

           "Authorized LC Officer" means, for any Borrower which is a corporation, the Chairman, the President, any Vice President, the Treasurer, the Assistant Treasurer, the Controller, the chief executive officer or the chief financial officer of such Borrower or such other officer or employee of such Borrower as may be identified in a written notice from an otherwise Authorized LC Officer to the LC Bank, or, for any Borrower which is a partnership, any of the foregoing officers or employees of the managing partner of such Borrower.

           "Banks" and "Bank" have the respective meanings assigned to those terms in the introduction to this Agreement.

           "Big Beaver of Caguas" means Big Beaver of Caguas Development Corporation, a Michigan corporation and a wholly-owned Subsidiary of Guarantor.

           "Board" means the Board of Governors of the Federal Reserve System.

           "Borrower" means any of Big Beaver of Caguas and any Eligible Borrower as to which an Additional Borrower Agreement shall, on or after the date of this Agreement, have been delivered to the Agent, duly executed by such Eligible Borrower, the Guarantor and the Agent on behalf of the Banks and shall have become effective in accordance with its terms, until such time, if any, as such Borrower shall have satisfied the conditions set forth in Section 9.12, and "Borrowers" means all of the foregoing.

           "Borrower Event of Default" has the meaning assigned to that term in
Section 7.2.

           "Borrower Termination Agreement" means an agreement by and between the Agent and any Borrower on terms satisfactory to the Agent to be executed and delivered following the payment in full of all Obligations of such Borrower and the termination of all Project Commitments with respect to such Borrower.

           "Borrowing" means the incurrence of a Loan on a given date pursuant to Section 2.5.

           "Borrowing Margin" means one-half of one percent (.50%) provided, however, that in the event that, and during any period that the long-term Indebtedness of the Guarantor shall be rated BBB or lower by Standard & Poor's Corporation or Baa2 or lower by Moody's Investors Service, Inc. or shall not be rated, the Borrowing Margin shall mean three quarters of one percent (.75%) during such period.

           "Bridge Borrower" has the meaning assigned to that term in Section 2.2(e).

                 "Bridge Agreement" has the meaning assigned to that term in
Section 2.2(e).

                 "  XXXXXXXXXX" means   XXXXXXXXXX, a New York banking
corporation.

                 "Business Day" means (i) a day on which the Agent is open in New York, New York at its address specified in or for the purposes of this Agreement for the purpose of conducting commercial banking business, and (ii) with respect to a Eurodollar Rate Loan, also a day on which dealings in foreign currencies and exchange between banks may be carried out in London, England.

                 "XXXXXXXXXX" means XXXXXXXXXX, a Delaware limited partnership, the general partners of which are Big Beaver of Caguas and XXXXXXXXXX, a Delaware corporation.

                 "Capital Expenditures" means, without duplication, with respect to any Person: any amounts expended, incurred or obligated to be expended during or in respect of a period for any purchase or other acquisition for value of any asset that is classified on a consolidated balance sheet of such Person prepared in accordance with generally accepted accounting principles as a fixed or capital asset including, without limitation, the direct or indirect acquisition of such assets or improvements by way of increased product or service charges, offset items or otherwise, and shall include Financing Lease Obligations.

                 "Change in law" has the meaning assigned to that term in
Section 2.9(d).

                 "Closing Date" means the date of execution in full of this Agreement.

                 "Code" means the Internal Revenue Code of 1986, as from time to time amended, including the regulations proposed or promulgated thereunder, or any successor statute and the regulations proposed or promulgated thereunder.

                 "Collateral Security Agreements" means those certain Collateral Security Agreements by and between each Borrower and Agent and Guarantor and Agent in substantially the form of Exhibit 1.1-B hereto.

                 "Completion Date" means, with respect to any Project, the date on which a certificate of completion, in form satisfactory to the Agent, shall have been delivered to the Agent.

                 "Contaminant" means any waste, pollutant (as that term is defined in 42 U.S.C. 9601(33) or in 33 U.S.C. 1362(13)), hazardous substance (as that term is defined in 42 U.S.C. 9601(14)), hazardous chemical (as that term is defined by 29 CFR Section 1910.1200(c)), toxic substance, hazardous waste (as that term is defined in 42 U.S.C. 6901), radioactive material, special waste, petroleum, including crude oil or any petroleum-derived substance, waste, or breakdown or decomposition product thereof, or any constituent of any such substance or waste, including but not limited to polychlorinated biphenyls, and asbestos.

                 "Credit Exposure" has the meaning assigned to that term in
Section 9.8(b).

                 "Default Rate" has the meaning assigned to such term in
Section 2.7(c).

                 "Deposited Monies" has the meaning assigned to that term in
Section 3.5.

                 "Dollar" and "$" mean lawful money of the United States of America.

                 "Eligible Assignee" means any of:

                 (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $500,000,000 and a combined capital and surplus of at least $100,000,000;

                 (b) a savings and loan association or savings bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $500,000,000 and a combined capital and surplus of at least $100,000,000;

                 (c) a commercial bank organized under the laws of any other country that is at such time a member of Organization for Economic Cooperation and Development (the "OECD") or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or of the Cayman Islands, or a political subdivision of any such country, and having total assets in excess of $500,000,000 and a combined capital and surplus of at least $100,000,000; provided that such bank is acting through a branch or agency located in the United States;

                 (d) the central bank of any country that is a member of the OECD;

                 (e) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business, and having total assets in excess of $500,000,000 and (other than in the case of a fund) combined capital and surplus of at least $100,000,000; and

                 (f) any Affiliate of any Bank acceptable to the Guarantor; provided that such acceptance by the Guarantor shall not be unreasonably withheld (and shall be deemed to be given if the Guarantor fails to respond to a written request therefor within ten
         (10) Business Days after its receipt thereof).

                 "Eligible Borrower" means any of the following Persons organized for the purpose of directly or indirectly developing and managing a
Project:

                 (a) a general or limited partnership or joint venture organized under the laws of the United States or a state thereof or under the laws of the Commonwealth of Puerto Rico, all of the general partners of which shall consist of:

                       (i) Guarantor or any wholly-owned Subsidiary of Guarantor, and

                       (ii) such other Person or Persons as may be approved by
                the Agent (which approval shall not be unreasonably withheld) and which, in all other respects, shall be reasonably satisfactory to the Agent; and

                 (b) Guarantor or a general partnership, limited partnership, corporation or other entity organized under the laws of the United States or a state thereof or under the laws of the Commonwealth of Puerto Rico which is wholly-owned, directly or indirectly, by Guarantor and which Guarantor has designated in writing to the Agent to become an additional Borrower hereunder and which is otherwise in all respects reasonably satisfactory to the Agent.

                 "Eligible Subsidiary" means a Subsidiary of Borrower which would qualify as an Eligible Borrower.

                 "Environmental Lien" means a Lien in favor of any governmental authority for (i) any liability under federal or state environmental laws or regulations, or (ii) damages arising from, or costs incurred by such governmental authority in response to, a Release or threatened Release of a Contaminant into the environment.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended.

                 "Eurodollar Rate" means, with respect to each Interest Period to be applicable to a Eurodollar Rate Loan, the rate obtained by dividing (i) the arithmetic average (rounded upward to the nearest 1/16th of 1% if such average is not such a multiple) of the offered quotation, if any, to first-class banks in the interbank Eurodollar market by XXXXXXXXXX for U.S. dollar deposits of amounts in immediately available funds comparable to the principal amount of the Eurodollar Rate Loan to be made by XXXXXXXXXX with maturities comparable to such Interest Period, determined as of approximately 10:00 A.M. (New York City time) two Business Days prior to the commencement of such Interest Period, by (ii) a percentage equal to 100% minus the stated maximum rate (expressed as a percentage) as prescribed by the Board of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves and all reserves required to be maintained against "Eurocurrency liabilities" as specified in Regulation D) applicable on the first day of such Interest Period to any member bank of the Federal Reserve System in respect of Eurodollar funding or liabilities. The determination of the Eurodollar Rate by the Agent shall be conclusive and binding on each Borrower absent manifest error.

                 "Eurodollar Rate Loan" means any Loan which bears interest at a rate determined with reference to the Eurodollar Rate.

                 "Eurodollar Tranche" means all or a portion of a Eurodollar Loan as to which a Borrower has, in any Notice of Borrowing or Rate Selection Notice, specified a distinct Interest Period for a stated principal amount.

                 "Extension Notes" has the meaning ascribed to such term in
Section 3.10(b).

                 "Facility Termination Date" means the earliest to occur of:

                 (i) August 7, 1997, or such later date as may be elected pursuant to the provisions of Section 3.10 hereof;

                 (ii) the date on which the Total Commitment shall have been reduced to $0 pursuant to this Agreement; or

                 (iii) the date, if any, of the acceleration of all of the Loans in accordance with Section 7.1 or Section 7.2 hereof.

                 "Federal Funds Rate" means on any one day the weighted average of the rate on overnight Federal funds transactions with members of the Federal Reserve System only arranged by Federal funds brokers as published as of such day (or, if such day is not a Business Day, as of the immediately preceding Business Day) by the Federal Reserve Bank of New York, or if not so published, the rate then used by first class banks in extending overnight loans to other first class banks.

                 "Fee Letter" means that certain letter by and among each of the Borrowers and the Agent dated as of the date hereof.

                 "Financing Lease" means, at the time any determination thereof is to be made, any lease of property, real or personal, in respect of which the present value of the minimum rental commitment is capitalized on the balance sheet of the lessee in accordance with generally accepted accounting principles.

                 "Financing Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a Financing Lease which would at such time be so required to be capitalized on such a balance sheet in accordance with generally accepted accounting principles.

                 "Guarantor" means Kmart Corporation, a Michigan corporation.

                 "Guarantor Event of Default" has the meaning assigned to that term in Section 7.1.

                 "Guarantor Restructuring" means any disposition of assets of Guarantor or corporate restructuring of Guarantor (including, without limitation, any leveraged buy-out, recapitalization, grant of security interest, merger or consolidation, reverse merger, sale of assets, "spin-off" or other transfer of assets) pursuant to which all or a substantial portion of the business, operations or assets of Guarantor shall be transferred, assigned or pledged to one or more other Persons, including, without limitation, any such transfer to a wholly-owned Subsidiary of Guarantor.

                 "Guaranty" means that certain Guaranty Agreement dated the date hereof made by Guarantor in favor of Agent and the Banks.

                 "Indebtedness" means, without duplication, all obligations of a Person or a Subsidiary of such Person which are classified upon a balance sheet of such Person or such Subsidiary in accordance with generally accepted accounting principles as liabilities of such Person or such Subsidiary or as indebtedness of any other individual or entity for which such Person or such Subsidiary is liable, in each case other than as excepted below in clauses (i) through (v) of this definition, and in any event shall include, without limitation, obligations under any Interest Rate Agreements and:

                 (i) all indebtedness guaranteed, directly or indirectly, in any manner by such Person or such Subsidiary or endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted with recourse;

                 (ii) all indebtedness in effect guaranteed, directly or indirectly, by such Person or such Subsidiary through an agreement, contingent or otherwise, (a) to purchase such indebtedness, or (b) to purchase, sell or lease (as lessee or lessor) property, products, materials or supplies, or to purchase or sell transportation or services, for the purpose of enabling the debtor to make payment of such indebtedness or to assure the owner of such indebtedness against loss, regardless of the delivery or non-delivery for any reason of the property, products, materials or supplies or the furnishing or nonfurnishing for any reason of the transportation or services, except supply contracts for goods or inventory to be used by such Person or such Subsidiary in its business entered into in the ordinary course of business of such Person or such Subsidiary and not having a term or, if in effect on the date hereof, not having a remaining term (in each case including all extensions or renewals thereof which are not in the sole control of such Person or any Subsidiary of such Person) in excess of three years, or (c) other than as permitted by this Agreement, to make any loan, advance, capital contribution or other investment in any debtor for the purpose of assuring a minimum equity, asset base, working capital or other balance sheet condition for any date, or to provide funds for the payment of any liability, dividend or stock liquidation payment, or otherwise to supply funds to or in any manner invest in any debtor;

                 (iii) all indebtedness of any joint venture, partnership or other person or entity for which such Person or such Subsidiary is liable, other than guarantees to the extent excluded in clauses (i) or
         (ii) above by such Person or such Subsidiary;

                 (iv) all indebtedness, including Financing Lease Obligations, of such Person or such Subsidiary created or arising under any conditional sale agreement or other title retention agreement or under any Financing Lease, even though the rights and remedies of the seller or lender or lessor under such agreement or lease in the event of default are limited to repossession or sale of property; and

                 (v) all indebtedness secured by any mortgage, lien, pledge, charge, security interest, option or other encumbrance upon or in property owned by such Person or such Subsidiary, even though such Person or such Subsidiary has not assumed or become liable for the payment of such indebtedness.

For the purpose of computing the "Indebtedness" of such Person or a Subsidiary of such Person there shall be excluded any particular Indebtedness if, upon or prior to the maturity thereof, there shall have been irrevocably deposited with the proper depositary in trust the necessary funds (or evidences of such Indebtedness, or other securities, if permitted by the instrument creating such Indebtedness or otherwise consented to by the relevant Person to which such Indebtedness is owed) to repay indefeasibly in full such Indebtedness, and thereafter such funds, evidences of Indebtedness and securities so deposited shall not be included in any computation of the assets of such Person or a Subsidiary of such Person except to the extent that such funds are subject to any writ, judgment, warrant of attachment, execution or similar process, for the payment, redemption or satisfaction of such Indebtedness.

                 "Indebtedness for Money Borrowed" means, without duplication:

                 (i) all Indebtedness of a Person or a Subsidiary of such Person, current or funded, secured or unsecured, incurred in connection with borrowings (including the sale of debt securities) by such Person or a Subsidiary or the making available of credit or funds by such Person or a Subsidiary of such Person on behalf of another Person other than (a) trade and intercompany accounts receivable owed to such Person or any Subsidiary of such Person, and other than (b) any forbearance by such Person or any Subsidiary of such Person with respect to any accounts receivable owed to such Person or any Subsidiary of such Person;

                 (ii) all Indebtedness of such Person or a Subsidiary of such Person, as the case may be, issued, incurred or assumed in respect of the purchase price of property except for trade and intercompany accounts payable;

                 (iii) all Financing Lease Obligations of such Person or a Subsidiary of such Person; and

                 (iv)     any guarantee or other obligation specified in clause
         (i) or clause (ii) of the definition of "Indebtedness" in respect of Indebtedness of any other Person of any of the types specified in the preceding clauses (i), (ii) and (iii).

                 "Initial Borrowing" means the first Borrowing by any Borrower under this Agreement or, if earlier, the first issuance of a Letter of Credit.

                 "Initial Borrowing Date" means the date of the Initial
Borrowing.

                 "Initial Loan" means the first Loan made by the Banks under this Agreement or, if earlier, the first Letter of Credit issued hereunder.

                 "Initial Note" has the meaning assigned to that term in
Section 2.2(b).

                 "Initial Project Borrowing" means, with respect to any Project, the first Borrowing made by a Borrower for such Project or, if earlier, the first Letter of Credit issued pursuant to a LC Request for such Project.

                 "Initial Project Borrowing Date" means, with respect to any Project, the date of the Initial Project Borrowing.

                 "Initial Project Loan" means, with respect to any Project, the first Loan made by the Banks for such Project or, if earlier, the first Letter of Credit issued with respect to such Project.

                 "Interest Borrowing" has the meaning assigned to that term in
Section 2.7(h).

                 "Interest Period" has the meaning assigned to that term in
Section 2.8.

                 "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect a Borrower or any of its Subsidiaries against fluctuations in interest rates.

                 "Interim Maturity Date" means the last day of any Interest Period.

                 "Investment" means, with respect to any Person (such Person being referred to in this definition as the "Investor"):

                 (i) any amount paid by the Investor, directly or indirectly, or any transfer of property, directly or indirectly, by the Investor to any other Person for capital stock of, or as a capital contribution to, or any amount which the Investor has advanced, directly or indirectly to, any other Person;

                 (ii)     the equity interest of the Investor in any Person;

                 (iii) any Indebtedness of any Person which is owed to the Investor and which has been acquired for value by the Investor; and

                 (iv)     any guarantee or other obligation specified in clause
         (i) or clause (ii) of the definition of "Indebtedness" in respect of any Indebtedness of any other Person.

                 "Kmart Affiliate" means PACE Membership Warehouse, Builders Square, Pay Less Drug Stores, Walden Book Company, the Sports Authority or Office Max.

                 "Kmart General Partner" means, with respect to any Borrower which is a partnership, any wholly-owned Subsidiary of Guarantor which owns any interest in such Borrower.

                 "LC Bank" means a Bank which is or Banks which are selected by Agent to issue a Letter of Credit or Letters of Credit pursuant to Section 2.13, each of which shall be rated AA or better by Standard & Poor's Corporation or Aa2 or better by Moody's Investors Service, Inc.

                 "LC Borrower" means any Borrower on whose behalf a Letter of Credit is issued or proposed to be issued by a LC Bank pursuant to Section 2.13.

                 "LC Request" means a request by a LC Borrower for the issuance or amendment of a Letter of Credit by a LC Bank in substantially the form of Exhibit 1.1-C hereto which shall specify (a) the proposed issuance date and expiration date, (b) the name of the LC Borrower, (c) the name and address of the beneficiary and (d) the Stated Amount of such proposed Letter of Credit, and, in addition, shall contain a description of the terms and conditions to be included in such proposed Letter of Credit (all of which terms and conditions shall be acceptable to the applicable LC Bank); provided, however, that with regard to a request made by a LC Borrower with respect to the issuance of a Letter of Credit in connection with any AFICA Financing Agreement, such request may specify (a) a reasonable range (which range shall be acceptable to the applicable LC Bank) for the proposed issuance and expiration dates and (b) a reasonable range (which range shall be acceptable to the applicable LC Bank) of the Stated Amount of such proposed Letter of Credit; and provided, further, that in the event any such range is specified, the applicable LC Borrower shall provide reasonable notice to the applicable LC Bank prior to the issuance date of such proposed Letter of Credit of the specific issuance and expiration dates and Stated Amount requested, and may from time-to-time prior to such issuance date so specified provide reasonable notice of any further change or changes in such dates or Stated Amount.

                 "Letter of Credit" and "Letters of Credit" have the meaning assigned to those terms in Section 2.13(a).

                 "Lien" means any mortgage, pledge, security interest, encumbrance, lien, charge or deposit arrangement of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale of receivables or chattel paper with recourse against the seller or any Affiliate of the seller, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to a Borrower or any of its Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement, and any subordination arrangement in favor of another Person).

                 "Loan" means, with respect to any Borrower, collectively, the loans by each of the Banks to such Borrower in accordance with Section 2.1 and, with respect to any Bank, the loans made by such Bank to such Borrower or the Borrowers, as the context may require.

                 "Loan Commitment" means, with respect to any Bank, the principal amount set forth opposite such Bank's name in Schedule 1.1(a) under the caption "Amount of Loan Commitment."

                 "Loan Documents" means, collectively, this Agreement, the Notes, the Guaranty, any Additional Borrower Agreement, the Letters of Credit, the Fee Letter, the Collateral Security Agreements and all other agreements, instruments and documents executed and delivered by or on behalf of any Borrower or Guarantor in connection with this Agreement.

                 "Loan Obligations" means, with respect to each Borrower, the obligations of such Borrower to repay principal of, and to pay interest on the Loans made to such Borrower pursuant to Section 2.1.

                 "Managing Partner" means with respect to any Borrower which is a partnership, the managing partner of such Borrower.

                 "Material Asset Sale" means:

                 (i)      a Project Sale, or

                 (ii) the sale or other disposition or a refinancing (other than pursuant to an AFICA Financing Agreement or other financing permitted by Section 5.2 (b) (v) which is supported by a Letter of Credit issued hereunder) of any other assets of any Borrower or any of its Subsidiaries to any Person (other than leases of space in Projects in the ordinary course of business);

provided that there shall be excluded from the definition of Material Asset Sale, any sale or related series of sales (or part of a sale or related series of sales) of the type described in subdivision (ii) above to the extent that the Net Proceeds of all such sales or related series of sales (or parts of all such sales or related series of sales) do not exceed $100,000 in any one calendar year.

                 "Material Subsidiary" means, with respect to a Subsidiary of Guarantor, any Subsidiary which, at the date of this Agreement or at any time thereafter, has a consolidated Net Worth in excess of $100,000,000.

                 "Monthly Borrowing Date" means, with respect to the first month, the Initial Borrowing Date and, with respect to any month thereafter, the tenth (10th) day of such month, provided, however that if such day is not a Business Day, then the Monthly Borrowing Date for such month shall be the next succeeding Business Day in such month.

                 "Multiemplover Plan" means any plan described in Section 4001
(a)(3) of ERISA to which contributions are or have been made by any Borrower or any of its Related Persons or any Subsidiary of any Borrower, or Related Persons to such Subsidiary.

                 "Net Proceeds" means, with respect to any Material Asset Sale, at any date of determination, cash proceeds (including any cash received by way of deferred payment pursuant to a note receivable or otherwise, but only as and when so received) through that date from such Material Asset Sale by a Borrower or any of its Subsidiaries, net of the expenses of such Material Asset Sale, and net of income taxes payable in respect of such Material Asset Sale.

                 "Net Worth" means, as to any Person as of the date of determination thereof, total assets less total liabilities of such Person.

                 "Note" means any Initial Note, any Amended Note or any Extension Note and any note issued in replacement of, exchange for, or amendment or restatement of, any thereof, and "Notes" means all such notes, collectively.

                 "Notice of Borrowing" has the meaning assigned to that term in
Section 2.5.

                 "Obligations" means, with respect to any Borrower at any time, the aggregate of such Borrower's Loan Obligations at such time and all other obligations and liabilities of such Borrower under the Loan Documents at such time.

                 "Organizational Documents" means, with respect to any Borrower, the partnership or joint venture agreement, the certificate of limited partnership, or, if applicable, the certificate of incorporation and bylaws of such Borrower.

                 "Participants" has the meaning assigned to that term in
Section 9.8(b).

                 "Partner" means, with respect to any Borrower organized as a partnership or joint venture, any general partner or joint venturer of such Borrower.

                 "Payment Office" has the meaning assigned to that term in
Section 2.6.

                 "Permitted AFICA Lien" means a Lien created by a Borrower or any Subsidiary of such Borrower in favor of, AFICA, the holders of AFICA Bonds (or any trustee therefor) for the purpose of obtaining or securing financing through the issuance by AFICA of AFICA Bonds with respect to which one or more Letters of Credit have been issued hereunder.

                 "Permitted Investments" means:

                 (i) any evidence of indebtedness, maturing not more than one year after the date of issue, issued by the United States of America or any instrumentality or agency thereof the principal, interest and premium, if any, of which is guaranteed fully by, or backed with the full faith and credit of, the United States of America;

                 (ii) any certificate of deposit, maturing not more than 90 days after the date of purchase, issued by the Agent, or by another commercial banking institution which is a member of the Federal Reserve System, has a combined capital and surplus and undivided profits of not less than $200,000,000 and at the time has a credit rating of AA or better from Standard & Poor's Corporation or Aa or better from Moody's Investors Service, Inc.;

                 (iii) commercial paper, maturing not more than 90 days after the date of purchase, issued by a corporation (other than Guarantor, any Borrower or any Subsidiary of any Borrower or any of their respective Affiliates) organized and existing under the laws of any state within the United States of America with a rating, at the time as of which any determination thereof is to be made, of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard & Poor's Corporation;

                 (iv) shares or other evidences of participation in any mutual fund which invests exclusively in one or more of the foregoing; and

                 (v)      demand deposits with any bank or trust company.

                 "Permitted Liens" means:

                 (i) Liens for taxes not yet due and payable or which are being contested in good faith by appropriate proceedings diligently pursued, provided that (a) if any proceedings shall have been commenced for the enforcement of such Liens, no adverse judgment or order of foreclosure or other similar order, writ or relief shall have been granted or issued, the effect of which is to permit such Lien to be foreclosed or otherwise satisfied; and (b) full provision for the payment of all such taxes known to such Person has been made on the books of such Person to the extent required by generally accepted accounting principles;

                 (ii) mechanics', materialmen's, carriers', warehousemen's and similar Liens arising by operation of law and arising in the ordinary course of business and securing obligations of such Person that are not overdue for a period of more than 30 days or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest (a) if any proceedings shall have been commenced for the enforcement of such Liens, no adverse judgement or order of foreclosure or other similar order, writ or relief shall have been granted or issued, the effect of which is to permit such Lien to be foreclosed or otherwise satisfied; and (b) full provision for the payment of such Liens has been made on the books of such Person to the extent required by generally accepted accounting principles;

                 (iii) Liens arising in connection with worker's compensation, unemployment insurance, old age pensions and social security benefits which are not overdue or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest (a) any proceedings commenced for the enforcement of such Liens shall have been duly suspended; and (b) full provision for the payment of such Liens has been made on the books of such Person to the extent required by generally accepted accounting principles;

                 (iv) (a) Liens incurred or deposits made in the ordinary course of business to secure the performance of bids, tenders, statutory obligations, fee and expense arrangements with trustees and fiscal agents (exclusive of obligations incurred in connection with the borrowing of money or the payment of the deferred purchase price of property) and (b) Liens securing surety, indemnity, performance, appeal and release bonds, in the case of either clause (a) or clause
         (b), securing such bonds in an amount not to exceed individually or in the aggregate $250,000 at any time outstanding, provided that full provision for the payment of all such obligations has been made on the books of such Person to the extent required by generally accepted accounting principles;

                 (v)      Permitted Kmart Mortgage Liens;

                 (vi) Permitted Third Party Mortgage Liens, if at the time such Lien is incurred, no Guarantor Event of Default or Unmatured Guarantor Event of Default exists;

                 (vii) Liens in favor of the Agent for the benefit of the Banks or, to the extent constituting a Lien, cash collateralized Letters of Credit;

                 (viii)   Permitted AFICA Liens; or

                 (ix) such other imperfections of title, covenants, restrictions, easements and encumbrances shown on the title reports (as redated and recertified as commitments to issue title insurance, if applicable) and such other imperfections of title, covenants, restrictions, easements and other encumbrances on real property which in each case do not arise out of the incurrence of any Indebtedness for Money Borrowed and which do not interfere with or impair in any material respect the utility, operation, value or marketability of the real property on which such Lien is imposed;

provided, however, to the extent that the amount of obligations of a Borrower arising from claims being contested in good faith secured by such Liens in clauses (i), (ii), (iii) and (iv) above exceeds $1,000,000 in the aggregate, such Borrower shall have set aside full cash reserves in the amount of the excess over $1, 000, 000 of such obligations or there shall be availability under the applicable Project Commitment for an amount equal to the excess amount of such obligations minus the cash reserves so set aside.

                 "Permitted Kmart Mortgage Lien" means a mortgage created by a Borrower or any Subsidiary of such Borrower in favor of Guarantor or any Subsidiary of Guarantor which encumbers such Borrower's or its Subsidiary's ownership interest in a Project solely for the purposes of:

                 (1) securing such Borrower's reimbursement obligations to Guarantor with respect to any amounts actually paid by Guarantor under the Guaranty, or

                 (2) securing any other obligations of such Borrower or such Subsidiary to Guarantor or any Subsidiary of Guarantor;

provided, however, that such mortgage instrument shall expressly provide that:

                 (a) Guarantor or such Subsidiary of Guarantor shall have no right to foreclose such mortgage, or to enforce any other rights thereunder which conflict with or are inconsistent with Agent's and the Banks' rights under this Loan Agreement (including, without limitation, any rights to collect insurance proceeds), without Agent's prior written consent unless:

                          (i) no Guarantor Event of Default has occurred and is continuing and such foreclosure or other exercise of rights is solely for the purpose of, and does in fact have the effect of, causing title to the relevant Project to be vested in another Borrower or a Subsidiary thereof hereunder and concurrently therewith such other Borrower assumes, in accordance with the provisions of Section 9.8(e) hereof, all of the transferring Borrower's Obligations with respect to all Project Loans outstanding with respect to such Project, or

                          (ii) all Project Loans with respect to such Project have been paid in full and the applicable Project Commitments have been terminated;

                 (b) the mortgage Lien, and all rights of Guarantor or such Subsidiary of Guarantor under such mortgage, shall be subordinate to any Lien with respect to such Project at any time created in favor of Agent or the Banks (including, without limitation, any judgment
         Lien); and

                 (c) Guarantor or such Subsidiary of Guarantor shall have no rights with respect to the rental income from such Project prior to foreclosure of such mortgage.

                 "Permitted Third Party Mortgage Lien" means a mortgage created by a Borrower or any Subsidiary of such Borrower in favor of any Person other than Guarantor or any Subsidiary thereof which encumbers such Borrower's or its Subsidiary's ownership interest in a Project for the purpose of refinancing all of the Project Loans with respect to such Project and cash collateralization of all Letters of Credit with respect to such Project, provided, that all proceeds of such refinancing (net of costs of such refinancing) are applied by such Borrower to the prepayment in full of such Project Loans and the cash collateralization of the aggregate Stated Amount of any Letters of Credit outstanding with respect to such Project.

                 "Person" means any of an individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

                 "Plan" means any plan described in Section 4021(a) of ERISA and not excluded pursuant to Section 4021(b) thereof, which may be or has been established or maintained, or to which contributions are or have been made, by any Borrower or any of its Related Persons or any Subsidiary of any Borrower or any Related Persons to such Subsidiary, but not including any Multiemployer Plan.

                 "Prime Rate" means the greater of (i) the rate which

  XXXXXXXXXX announces from time to time as its prime lending rate, as in effect from time to time, or (ii) the Federal Funds Rate in effect from time to time plus one half of one percent (1/2 of 1%). The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually
charged to any customer.    XXXXXXXXXX may make commercial loans or other loans
at rates of interest at, above or below the Prime Rate.

                 "Prime Rate Loan" means any Loan which bears interest at a rate determined with reference to the Prime Rate.

                 "Project" means a development or redevelopment by a Borrower or any Subsidiary of such Borrower of a Kmart store or Kmart Affiliate store or shopping center anchored by such a store and/or store(s), to be located in the United States, Puerto Rico or such other Caribbean Islands as may be satisfactory to Agent in its sole discretion, identified as a project by any Borrower in an Allocation Request and for which the Agent has established a Project Commitment.

                 "Project Budget" means, with respect to any Project, a budget, approved by Guarantor, in such detail as may be reasonably required by the Agent setting forth the various cost categories of all hard and soft costs to be incurred by the relevant Borrower or any Subsidiary of such Borrower in connection with the land acquisition, ownership, development and construction of the applicable Project in each instance approved by Guarantor and as the same may from time to time, upon ten (10) days prior notice to the Agent, be modified by the relevant Borrower with the prior written approval of the Guarantor; provided, however, that the amount of the Project Budget, as so modified, shall not exceed the Project Commitment with respect to such Project.

                 "Project Commitment" means, with respect to any Project, for all Banks, the portion of the Total Commitment allocated to said Project pursuant to Section 2.3 hereof and with respect to any Project for each Bank, such Bank's Pro Rata Share of the portion of the Total Commitment allocated to such Project, in each case as such amount may be reduced or increased from time to time pursuant to the terms hereof.

                 "Project Loan" means with respect to any Project, at any time, the aggregate amount of all Loans made with respect to such Project.

                 "Project Sale" means the sale, lease (other than leases of space in a Project) or other disposition (including, without limitation, any sale and leaseback transaction) to any Person (other than to an Affiliate of the affected Borrower) of:

                 (i) any of the capital stock or partnership or other ownership interests of any Borrower;

                 (ii)     substantially all the assets of any Borrower; or

                 (iii)    all or substantially all of any Project.

                 "Pro Rata Share" means, when used with reference to any Bank and any described aggregate or total amount, an amount equal to the result obtained by multiplying such described aggregate or total amount by a fraction the numerator of which shall be such Bank's Loan Commitment at such time and the denominator of which shall be the Total Commitment at such time.

                 "Rate Selection Notice" means, with respect to any Borrowing or Roll-Over Borrowing by any Borrower, an irrevocable telecopied notice given by such Borrower to Agent (not later than 11:00 A.M. (New York time) on the date required to be given) specifying whether such Borrowing or Roll-Over Borrowing is to consist of Prime Rate Loans or Eurodollar Rate Loans and if such Loans are to be Eurodollar Rate Loans, specifying, the desired Interest Period with respect thereto.

                 "Regulation D" means Regulation D of the Board as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                 "Related Person" means, with respect to any Person, any trade or business (whether or not incorporated) which, together with such Person, is under common control as described in Section 414(c) of the Code or is a member of a controlled group, as defined in Section 414(b) of the Code, which includes such Person.

                 "Release" means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property of any Borrower or any of its Subsidiaries, including the movement of Contaminants through or in the air, soil, surface water, groundwater or property of such Borrower or its Subsidiaries.

                 "Remedial Action" means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or
(iii) perform pre-remedial studies and investigations and post-remedial monitoring and care.

                 "Required Banks" means, as of the date of determination thereof, the holders of at least fifty one percent (51%) of the aggregate of
(i) the principal amount of the Loans then outstanding and (ii) the Total Unused Commitment at that time.

                 "Responsible Officer" means, as to any Borrower, any of the Chairman of the Board of Directors, President, Executive Vice President, Treasurer or Chief Financial Officer of such Borrower or such Borrower's Managing Partner at such time.

                 "Roll-Over Borrowing" means a Loan to a Borrower which, after giving effect to such Loan and the application of the proceeds thereof, does not increase the aggregate amount of outstanding Loans to such Borrower. Roll-Over Borrowings do not constitute either new borrowings or disbursements by the Banks of additional monies, the term "Roll-Over Borrowing" being used merely for convenience of definition and to denote changes in interest rates.

                 "Solvent" means, when used with respect to any Borrower, that
(i) after giving effect to the Borrowings which will be permitted by such Borrower hereunder, it is able to pay its debts or obligations in the ordinary course as they mature; and (ii) such Borrower has capital sufficient to carry on its business and all business in which it is about to engage.

                 "Stated Amount" means, with respect to any Letter of Credit, the stated or face amount of such Letter of Credit to the extent available at the time for drawing (subject to presentment of all requisite documents) , as the same may be increased or decreased from time to time in accordance with the terms of such Letter of Credit.

                 "Subsidiary" of a Person means (i) any corporation 50% or more of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, joint venture or similar business organization 50% or more of the outstanding equity interests of which shall be so owned or controlled.

                 "Taxes" has the meaning assigned to that term in
Section 3.9(a).

                 "Total Commitment" means, at the time any determination thereof is to be made, the sum of the respective Loan Commitments of the Banks at such time.

                 "Total Project Commitments" means, at any time any determination thereof is to be made, the sum of the respective Project Commitments for all Projects at such time.

                 "Total Unused Commitment" means, at the time any determination thereof is to be made, the sum of the respective Unused Commitments of the Banks at such time.

                 "Unallocated Total Commitment" means, at any time, the lesser of (i) the Total Commitment less the Total Project Commitments or (ii) the Total Unused Commitment.

                 "Unmatured Borrower Event of Default" means an event of default or event, act or occurrence which with the giving of notice or the lapse of time (or both) would become a Borrower Event of Default.

                 "Unmatured Guarantor Event of Default" means an event of default or event, act or occurrence which with the giving of notice or the lapse of time (or both) would become a Guarantor Event of Default.

                 "Unused Commitment" means, when used with reference to any Bank at the time any determination thereof is to be made, the excess, if any, of (i) such Bank's Loan Commitment at such time over (ii) such Bank's Utilized Commitment at such time.

                 "Unused Project Commitment" means, when used with reference to any Bank at the time any determination thereof is to be made, the excess, if any, of (i) such Bank's Project Commitment at such time with reference to any Project over (ii) such Bank's Pro Rata Share of (a) the Project Loans and (b) the aggregate Stated Amount of Letters of Credit for such Project.

                 "Utilized Commitment" means, when used with reference to any Bank at the time any determination thereof is to be made, the sum of (i) the then outstanding principal amount of all Loans made by such Bank pursuant to this Agreement plus (ii) the Pro Rata Share of such Bank in the Stated Amount of all Letters of Credit issued by the LC Banks.

                 The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. The words "herein," "hereof" and words of similar import as used in this Agreement shall refer to this Agreement as a whole and not to any particular provision in the Agreement.

                 Section 1.2 Accounting Terms; Financial Statements. All accounting terms used herein but not expressly defined in this Agreement shall have the respective meanings given to them in accordance with generally accepted accounting principles in effect on the date hereof (except with respect to financial statements delivered to the Agent or the Banks after the date hereof, as to which generally accepted accounting principles shall be such as are in effect on the respective dates of such financial statements) in the United States of America. Except as otherwise expressly provided herein, (i) all computations and determinations for purposes of determining compliance with the financial requirements of this Agreement shall be made in accordance with the generally accepted accounting principles set forth in the preceding sentence as in effect on the date of this Agreement; and (ii) wherever any computation is to be made with respect to any Person and its Subsidiaries, such computation shall be made so as to exclude all items of income, assets and liabilities attributable to any Person which is not a Subsidiary.

                                   ARTICLE II

                      LOAN AND LETTER OF CREDIT PROVISIONS

                 Section 2.1 Loans. Each Bank, severally and for itself alone, hereby agrees, on the terms and subject to the conditions hereinafter set forth, to make loans to one or more of the Borrowers, on the date requested from time to time from and after the date of this Agreement to, but not including, the Facility Termination Date, in the Pro Rata Share of such Bank of such amounts as a Borrower may request, but not exceeding: (i) in the aggregate at any one time outstanding, the Loan Commitment of such Bank minus such Bank's Pro Rata Share of the aggregate Stated Amount of Letters of Credit (including such Bank's Pro Rata Share of the aggregate proposed Stated Amount of all requested Letters of Credit); or (ii) with respect to any Project, such Bank's Project Commitment for such Project minus such Bank's Pro Rata Share of the aggregate Stated Amount of Letters of Credit relating to such Project (including such Bank's Pro Rata Share of the aggregate proposed Stated Amount of all requested Letters of Credit relating to such Project).

                 Section 2.2      Obligations; Notes; Loan Register; Waiver.

                 (a) Loan Obligations. Each Borrower hereby severally and not jointly agrees to repay to each Bank the principal amount of, and to pay to each Bank interest on, such Bank's Loans to such Borrower (with payments hereunder to be made to Agent for the benefit of the Banks as set forth in
Section 3.9(g) hereof) . Each Borrower shall pay interest on the principal balance of its Loans from time to time outstanding as provided in this Agreement. Subject to Section 2.5 and to the earlier acceleration or prepayment of the Loans as permitted or required by this Agreement, each Borrower shall repay the principal of its (i) Prime Rate Loans and all amounts due hereunder in full on the Facility Termination Date and (ii) Eurodollar Rate Loans on the earlier of the Facility Termination Date or each relevant Interim Maturity Date.

                 (b) Notes. Each Borrower's obligation to pay the principal of, and interest on, each Bank's Loans to such Borrower hereunder shall be evidenced by a promissory note of such Borrower (each an "Initial Note") duly executed and delivered by such Borrower to each such Bank at the time of the Initial Project Loan pursuant to which such Initial Note is issued as requested by the applicable Borrower. Each Initial Note shall:

                 (i) be payable to the order of the Bank to which it is issued;

                 (ii) be dated the date of the Initial Project Loan pursuant to which such Note is issued;

                 (iii) be in original principal amount equal to such Bank's Pro Rata Share of the Project Commitment in effect with respect to the Project to which such Note relates; and

                 (iv) otherwise be in substantially the form of Exhibit 2.2(b)-l hereto, duly completed.

Notwithstanding that the stated principal amount of each Note shall be equal to such Bank's Pro Rata Share of the Project Commitment to which such Note relates, such Note shall be enforceable with respect to the applicable Borrower's obligation to pay the principal amount thereof only to the extent of the Loans evidenced thereby, and such Note shall bear interest from time to time only on the unpaid principal amount of the Loans evidenced thereby.

                 In the event that any Borrower requests an increase in a Project Commitment pursuant to Section 2.3(b) hereof, such Borrower shall concurrently therewith execute and deliver to the Banks amended and restated Notes evidencing such increases in each Bank's Project Commitment in respect of the affected Project (each an "Amended Note"), which shall each be in substantially the form of Exhibit 2.2(b)-2 hereto, duly completed, dated the date of such increased Project Commitment and with a principal amount equal to the applicable Bank's Pro Rata Share of the revised Project Commitment. Upon receipt of such Amended Notes and acceptance thereof by the Agent, the Initial Notes which have been amended and restated thereby shall be deemed cancelled and of no further effect and shall be returned to the Borrower which issued the same.

                 (c) Loan Register. The Agent shall maintain a register (the "Loan Register") on which it will record the Loan Commitment of each Bank, the Loans from time to time made to each Borrower, the Borrowings made by each Borrower from each Bank and each repayment in respect of any Loan made to each Bank. Any such recordation by the Agent on the Loan Register shall be conclusive, absent manifest error. Each Bank shall record on its internal records, and on the schedule attached to each Note for such purpose, or otherwise in accordance with such Bank's customary business practice, the amount of each Borrowing made by each Borrower from such Bank and each repayment to it in respect thereof, which recordation shall be conclusive absent manifest error. Notwithstanding the foregoing, the failure to make a notation in the Loan Register or such internal records or upon the schedule attached to any Note with respect to any Borrowing or principal payment, or any error with respect to any such notation, shall not limit or otherwise affect the obligation of any Borrower hereunder or under any Note with respect to the Loans, and payments of principal by any Borrower shall not be affected by the failure to make a notation thereof or by an error in such notation, nor shall such failure or error affect any rights of any Borrower hereunder or under applicable law.

                 (d) Waiver of Presentment, etc. Each Borrower waives presentment, demand, protest and notice of dishonor in connection with the payment of its Obligations.

                 (e)      Application of Certain Initial Project Loans.

Borrowers acknowledge that Big Beaver of Caguas (the "Bridge Borrower") is party to that certain Loan Agreement dated as of April 28, 1992 among such
Borrower and   XXXXXXXXXX as agent and lender thereunder (as amended, the
"Bridge Agreement") , pursuant to which the Bridge Borrower borrowed funds from XXXXXXXXXX to commence certain of the Projects (the "Bridged Projects"). The Banks and the Agent hereby agree with the Bridge Borrower that the
Indebtedness    of the Bridge Borrower to   XXXXXXXXXX under the Bridge
Agreement shall be repaid in full under this Agreement and further agree that such portion of the proceeds of the Initial Project Loan made to the Bridge Borrower hereunder with respect to a Bridged Project as is necessary to pay in
full all Indebtedness of such Bridge Borrower to   XXXXXXXXXX under the Bridge
Agreement in respect of such Bridged Project shall be applied to repayment of
such Indebtedness to   XXXXXXXXXX, and that no Loan shall be made to the Bridge
Borrower hereunder for any other purpose until all Indebtedness of such
Borrower to   XXXXXXXXXX under the Bridge Agreement shall be repaid in full;
provided, however, that, notwithstanding anything to the contrary contained herein, if any portion of the Indebtedness of the Bridge Borrower to
XXXXXXXXXX under the Bridge Agreement is a "Eurodollar Rate Loan", then the
Indebtedness of the Bridge Borrower to   XXXXXXXXXX under the Bridge Agreement
shall not be required to be repaid so long as such Indebtedness shall be permitted under Section 5.2(b)(vii) hereof.

                 Section 2.3 Allocation of Total Commitment. (a) Each Borrower hereunder shall, on or before the date of the Notice of Borrowing or LC Request, as the case may be, with respect to the Initial Project Borrowing for any Project, submit to the Agent a written request (an "Allocation Request") to establish a Project Commitment. Each Allocation Request shall:

                 (i)      be in the form of Exhibit 2.3(a) hereto;

                 (ii)     be approved by Guarantor;

                 (iii) specify the aggregate amount of the then Unallocated Total Commitment which such Borrower desires to be allocated to such Project (which amount shall not be less than the Project Budget submitted therewith);

                 (iv)     be accompanied by a copy of the Project Budget; and

                 (v) be accompanied by Notes issued by such Borrower payable to each of the Banks in their respective Pro Rata Share of the Project Commitment requested.

                 (b) Any Borrower may, at any time, submit to the Agent a written request (an "Allocation Increase/Decrease Request") to increase or decrease an established Project Commitment. Each Allocation
Increase/Decrease Request shall:

                 (i)    be in the form of Exhibit 2.3(b) hereto;

                 (ii)   be in a minimum amount of $100,000;

                 (iii)  be approved by Guarantor;

                 (iv) be accompanied by a copy of the revised Project Budget for such Project (which shall also be approved by Guarantor);

                 (v) specify the aggregate amount of the then Unallocated Total Commitment which such Borrower desires to be added to such Project Commitment then in effect with respect to the related Project or, if such request is for a decrease in such Project Commitment, specify the aggregate amount of such decrease (which amount shall then be added back to the then Unallocated Total Commitment), provided that in no case may a decrease reduce the Project Commitment to an amount less than the aggregate outstanding principal balance of all Loans and the aggregate Stated Amount of Letters of Credit then outstanding (or requested to become outstanding unless revoked pursuant to
         Section 2.13(d)) with respect to the related Project;

                 (vi) specify the revised Project Commitment requested (which amount shall not be less than the revised Project Budget submitted therewith, nor less than the aggregate outstanding principal balance of all Loans and the aggregate Stated Amount of Letters of Credit then outstanding (or requested to become outstanding unless revoked pursuant to Section 2.13(d)) with respect to the related Project); and

                 (vii) if an increase is requested, be accompanied by Amended Notes issued by such Borrower payable to each of the Banks in their respective Pro Rata Share of the requested increased Project Commitment.

                 (c) The Agent shall consider Allocation Requests and Allocation Increase/Decrease Requests in the order received or if received on the same day, in the order so directed by Guarantor or, if no such direction is given, in Agent's sole discretion. Subject to the foregoing, the Agent, within five (5) Business Days, either shall establish a Project Commitment in the amount set forth in the Allocation Request or Allocation Increase/Decrease Request, as the case may be, or, if the Unallocated Total Commitment at such time is insufficient or the conditions precedent to any Borrowing requested in connection with such request are not otherwise satisfied (or waived), shall notify the applicable Borrower and the Banks that such commitment cannot be established.

                 Section 2.4 Terms of Borrowing. The Loans shall, except as otherwise provided in this Agreement, be Prime Rate Loans or Eurodollar Rate Loans. As to any Eurodollar Rate Loan, any Bank may, if it so elects, fulfill its commitment by causing a foreign branch or Affiliate to make or continue such Loan, provided that in such event that Bank's Loan shall, for the purposes of this Agreement, be considered to have been made by that Bank and the obligation of the applicable Borrower to repay that Bank's Loan shall nevertheless be to that Bank and shall be deemed held by that Bank, for the account of such branch or affiliate.

                 Section 2.5      Notice of Borrowing; Roll-Over Borrowings.

                 (a) Each Borrower hereunder shall be entitled to request only one Borrowing (other than Roll-Over Borrowings) per month, and all Loans to all Borrowers in any month shall be funded on the same date, which shall be a Monthly Borrowing Date. Subject to Section 2.5(c) hereof, on or before ten
(10) Business Days prior to the Monthly Borrowing Date in any month in which any Borrower desires to obtain a Eurodollar Rate Loan hereunder or a Prime Rate Loan hereunder, such Borrower shall give the Agent, at its office located at XXXXXXXXXX, telecopied notice (given not later than 11:00 A.M. (New York time) and confirmed in writing) of the amount which such Borrower desires to borrow as a Borrowing hereunder during such month. Each such notice (each a "Notice of Borrowing"), which shall be in the form of Exhibit 2.5(a) hereto, shall become irrevocable on the date which is three (3) Business Days prior to the applicable borrowing date and shall specify the Project for which such Borrowing will be used, the amount of such Borrowing, the date of Borrowing (which shall be a Monthly Borrowing Date), and shall (i) certify that construction of the Project has proceeded to such date within the overall Project Budget and Borrower reasonably believes that completion of the construction of the Project within the overall Project Budget will occur, (ii) provide by line item in the Project Budget a summary of amounts expended prior to the date of such requested Borrowing and amounts intended to be expended from proceeds of such Borrowing and (iii) certify as such other matters with respect to the relevant Project and the applicable Borrower as may from time to time be required by the Agent. In the event that the applicable Borrower is unable to certify as to any of the matters required to be set forth in the Notice of Borrowing and certified by such Borrower, or in the event of any inaccuracy or discrepancy contained therein, the Agent and the Banks shall not be required to make the Borrowing so requested unless and until such certifications, inaccuracies or discrepancies are remedied to the Agent's satisfaction. On or before three (3) Business Days prior to any date of Borrowing hereunder, the applicable Borrower shall give to the Agent at its address specified in this Section 2.5(a), a Rate Selection Notice with respect to such Borrowing. The Agent shall promptly give each Bank telephonic notice (confirmed in writing) or a facsimile transmission of each proposed Borrowing, of such Bank's proportionate share thereof and of the other relevant matters covered by the Notice of Borrowing and Rate Selection Notice. Without in any way limiting each Borrower's obligation to confirm in writing any telephonic notice, the Agent may act without liability upon the basis of telephonic notice believed by the Agent in good faith to be from such Borrower prior to receipt of written confirmation, each Borrower hereby waiving the right to dispute the Agent's record of the terms of such telephonic notice. Schedule 2.5(a) hereto sets forth, by way of example, the dates of notices and actions required by this Section 2.5(a).

                 (b) On the last day of an Interest Period for an outstanding Eurodollar Rate Loan, the principal amount of the Loan represented by such outstanding Borrowing shall, subject to the conditions precedent set forth in Section 6.4 hereof, be reborrowed (unless otherwise paid or prepaid) by the applicable Borrower as a Roll-Over Borrowing and having such an Interest Period as specified in the relevant Rate Selection Notice given or deemed given pursuant to Section 2.8(b) unless such Loan shall be converted to a Prime Rate Loan pursuant to Section 2.7(b) or Section 2.7(c) hereof. Notwithstanding anything in this Agreement to the contrary, it is understood that Roll-Over Borrowings do not constitute either new borrowings or disbursements by the Banks of additional monies, the term "Roll-Over Borrowing" being used merely for convenience of definition and to denote changes in interest rates.

                 (c) The aggregate principal amount of each Borrowing (except for Roll-Over Borrowings and Interest Borrowings) by a Borrower hereunder shall not be less than (i) in the case of a Prime Rate Loan, $25,000 and (ii) in the case of a Eurodollar Rate Loan, $1 million; provided, however, that, subject to the other terms and conditions hereof, on the date of any Roll-Over Borrowing of a Eurodollar Rate Loan, such Loan may be increased by $25,000 or more on the date of reborrowing thereof pursuant to the preceding subsection.

                 Section 2.6 Disbursement of Funds. Subject to the terms hereof, no later than 1:00 P.M. (New York time) on the date specified in each Notice of Borrowing, each Bank will make available its Pro Rata Share of each Borrowing (except with respect to any Borrowing representing a Roll-Over Borrowing in which case each Bank will be deemed to have made available its Pro Rata Share of such Borrowing) requested to be made on such date in U.S. Dollars and in immediately available funds, at the office (the "Payment Office") of the Agent located at XXXXXXXXXX (for the account of such non-U.S. office of the Agent as the Agent may direct in the case of Eurodollar Rate

Loans) and the Agent will make available to the applicable Borrower at its Payment Office the aggregate of the amounts so made available by the Banks. Unless the Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Agent such Bank's Pro Rata Share of the Borrowing to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on such date of Borrowing and the Agent may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank on the date of Borrowing, the Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the applicable Borrower and the applicable Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the applicable Borrower interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to the rate for Prime Rate Loans or Eurodollar Rate Loans, as the case may be, applicable during the period in question. Any amounts due hereunder to the Agent from the Banks which are not paid when due shall bear interest, from the date due until the date paid, at the Federal Funds Rate. Nothing in this
Section 2.6 shall be deemed to relieve any Bank from its obligation to fulfill its Loan Commitment hereunder or to prejudice any rights which any Borrower may have against the Bank as a result of any default by such Bank hereunder.

                 Section 2.7      Interest.

                 (a) Each Borrower agrees to pay interest in respect of the unpaid principal amount of each Prime Rate Loan made to such Borrower from the date the proceeds thereof are made available to such Borrower until maturity (whether by acceleration or otherwise) of such Prime Rate Loan, or until such Prime Rate Loan is converted into a Eurodollar Rate Loan, at a fluctuating rate per annum equal to the Prime Rate in effect from time to time. Except as otherwise provided for herein, all other Obligations not paid when due shall bear interest at the rate then borne by Prime Rate Loans.

                 (b) Each Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Rate Loan made to such Borrower from the date the proceeds thereof are made available to such Borrower (whether pursuant to a new Borrowing or a Roll-Over Borrowing) until maturity (whether at the Interim Maturity Date, the Facility Termination Date or by acceleration or otherwise) of such Eurodollar Rate Loan at a rate per annum which, unless otherwise provided herein, shall be the relevant Eurodollar Rate plus the Borrowing Margin. In the event that the Interim

Maturity Date applicable to any Eurodollar Rate Loan shall occur less than one month prior to the Facility Termination Date, then from and after such Interim Maturity Date such Loan shall be a Prime Rate Loan hereunder.

                 (c) Notwithstanding the rates of interest specified in clauses (a) and (b) above and the payment dates specified below, effective immediately upon the occurrence of any Guarantor Event of Default and for so long thereafter as any such Guarantor Event of Default shall be continuing, the principal balance of each Loan then outstanding and, to the extent permitted by applicable law, any interest payment on each Loan not paid when due, shall bear interest payable upon demand, after as well as before judgment, at a rate per annum equal to two percent (2%) above the greater of (i) the Prime Rate as specified in clause (a) above or as otherwise provided herein, or (ii) if applicable, the rate at which a Eurodollar Rate Loan bears interest as specified in clause (b) above (such rate of interest being the "Default Rate").

                 (d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof. Interest on Eurodollar Rate Loans shall be payable by each Borrower in arrears on the applicable Interim Maturity Date and in the case of an Interest Period in excess of three months at intervals of every three months after the initial date of such Interest Period, provided, however, that after the occurrence and during the continuance of a Guarantor Event of Default with respect to each Borrower or a Borrower Event of Default with respect to any Borrower, interest shall be payable by such Borrower or Borrowers monthly in arrears every month after the initial date of such Interest Period on each Monthly Borrowing Date. Notwithstanding the above, interest shall be payable on any amount prepaid on the date of such prepayment and upon final maturity of such Loan and after maturity, on demand. Interest on each Prime Rate Loan shall be payable monthly in arrears on the (tenth) 10th day of each calendar month or if such day is not a Business Day on the next succeeding Business Day in such month, on the date on which such Prime Rate Loan is converted to a Eurodollar Rate Loan, upon any prepayment to the extent accrued on the amount prepaid, on maturity and, after maturity, on demand. Interest on all Loans shall be computed on the basis of a year consisting of 360 days and actual days elapsed.

                 (e) The Agent, upon determining the Eurodollar Rate for any Interest Period, shall promptly notify by telephone or in writing the applicable Borrower and the other Banks thereof.

                 (f) If any interest payment or other charge or fee payable hereunder exceeds the maximum amount then permitted by applicable law, the applicable Borrower shall be obligated to pay the maximum amount then permitted by applicable law and the applicable Borrower shall continue to pay the maximum amount from time to time permitted by applicable law until all such interest payments and other charges and fees otherwise due hereunder (in the absence of such restraint imposed by applicable law) have been paid in full. In the event any interest payment or other charge or fee payable by any Borrower hereunder (calculated without regard to this Section 2.7(f)) is determined to exceed the maximum amount then permitted by applicable law, then, from and after the date of such determination and notice thereof to all the Banks from the Agent, the Banks shall not be required to make additional loans to such Borrower or any other similarly situated Borrower pursuant to Section 2.1 or to participate in Letters of Credit which are requested after the date of such determination and notice for any such Borrower or similarly situated Borrower.

                 (g) When and as interest is due hereunder, the Agent will invoice each Borrower for accrued interest or otherwise provide each Borrower with a written statement as to outstanding Borrowings hereunder and interest accruing thereon, and the Agent will concurrently mail a copy of each such invoice or statement to the Guarantor; provided that the failure of the Agent to provide any such invoice shall not affect the obligations of any Borrower to pay any such amounts when and as due hereunder.

                 (h) If any Borrower shall fail to pay interest or fees when due hereunder, the Agent may, in its sole discretion, to the extent of the Unused Project Commitment relating to the Loan or Loans for which interest or fees are then due, and as long as no Guarantor Event of Default shall then exist, advance all or a part of the amount of such unpaid interest or fees as a Loan to such Borrower and upon notification to each Bank, each Bank severally and for itself alone, hereby agrees, on the terms and subject to the conditions hereinafter set forth, to make a loan (an "Interest Borrowing") to such Borrower in the lesser of the amount of interest or fees then due such Bank or such Bank's Pro Rata Share of the applicable Unused Project Commitment. Any Interest Borrowing made hereunder shall be made on the Monthly Borrowing Date corresponding to the date such interest or fees are due and if such Borrower has a Roll-Over Borrowing of a Eurodollar Rate Loan with an interest period of approximately one month, such Borrowing shall be applied to increase the principal amount of such Loan. In the event such Borrower does not have a Roll-Over Borrowing of a Eurodollar Rate Loan with an interest period of approximately one month, then such Interest Borrowing shall be made as a Prime Rate Loan.

                 Section 2.8 Interest Periods. (a) Subject to Section 2.8(b), at the time it gives any Notice of Borrowing of a Eurodollar Rate Loan, a Borrower shall elect, by giving the Agent written notice, the interest period (each an "Interest Period") applicable to the related Borrowing, which Interest Period shall, at the option of such Borrower, be an approximate period of one, two, three, six, or if available, nine or twelve months, with the

Interim Maturity Date for such Eurodollar Rate Loan corresponding to the applicable Monthly Borrowing Date in the month of maturity so elected, provided that:


                          (i) the Interest Period for any Eurodollar Rate Loan shall commence on the date of such Borrowing and each Interest Period occurring thereafter in respect of such Loan shall commence on the day on which the next preceding Interest Period expires;



                          (ii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest
                  Period shall expire on the next succeeding Business
                  Day, provided, however, that if any Interest Period in respect of a Eurodollar Rate Loan would otherwise expire on a day which is not a Business Day and after which no Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;


                          (iii) no Interest Period shall extend beyond the
                   Facility Termination Date; and


                          (iv) no Borrower may have more than three (3) Eurodollar Tranches for any single Project at any one time outstanding, one of which shall have an Interest Period of approximately one month.


A Prime Rate Loan shall have no Interest Period but may (subject to the other terms and conditions hereof), on any Monthly Borrowing Date and upon the delivery by the applicable Borrower to the Agent of a Rate Selection Notice, be converted to a Eurodollar Rate Loan as a Roll-Over Borrowing.



                 (b)  Subject to the restrictions set forth in Sections
2.7(b) and (c) and Section 2.8(a) above, on or before three (3) Business Days prior to the date of any Interim Maturity Date, the applicable Borrower shall give the Agent a Rate Selection Notice with respect to the principal amount of each Loan maturing on such Interim Maturity Date provided, however that if such Borrower fails to provide such notice on a timely basis, such Borrower shall be deemed to have requested a new Interest Period for such Loan equal to the number of days until the next successive Monthly Borrowing Date, or if such new Interest Period would violate clause (iii) of Section 2.8(a) above, equal to the longest Interest Period which would be permitted at such time without violating such clause.



                 Section 2.9 Increased Costs, Illegality, etc. (a) In the event that any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties):

                (i) on any date for determining the Eurodollar Rate for any Interest Period, that by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or


                (ii) at any time, that by reason of (A) any change since the date of this Agreement in any applicable law or governmental rule, regulation, guideline or order (or any official interpretation thereof and including the introduction of any new law or governmental rule, regulation, guideline or order) and/or (B) in the case of Eurodollar Rate Loans, other circumstances affecting such Bank, the interbank Eurodollar market or the position of such Bank in such market (such as, for example but not limited to, a change in official reserve requirements, but excluding reserve requirements which have been included in calculating the Eurodollar Rate for a given Interest Period specified in the definition of "Eurodollar Rate") or otherwise as to any Loan such Bank shall be subject to any tax, duty or other charge with respect to its Loans or there shall have been a change in the basis of taxation of payments to such Bank (or its applicable lending office) of the principal of or interest on its Loans or any other amounts due under this Agreement in respect of its Loans (except for changes in the rate of tax on the overall net income of such Bank or its applicable lending office imposed by the jurisdiction in which such Bank's principal executive office or lending office is located) such that the Eurodollar Rate shall not represent the effective cost to such Bank for funding or maintaining the affected Eurodollar Rate Loan; or



                (iii) at any time, that the making or continuance of any Eurodollar Rate Loan has become unlawful as a result of compliance by such Bank in good faith with any law, governmental rule, regulation, guideline or order, or has become impracticable as a result of a contingency occurring after the date of this Agreement; or



                (iv) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Loans or commitments to make Loans (but excluding reserve requirements which have been included in calculating any interest rate with respect thereto);



then and in any such event, such Bank shall promptly give notice (by telephone confirmed in writing) to the appropriate Borrower and to the Agent of such determination (which notice the Agent shall promptly transmit to each of the other Banks). Thereafter (A) in the case of clauses (ii) and (iv), each Borrower shall pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to cause such Bank to receive interest with respect to its affected Loans at a rate per annum which shall be an amount equal to the applicable interest rate plus the Borrowing Margin then in effect, if any, with respect to such Loans plus such additional amounts as will compensate such Bank for the effective cost to the Bank to make or maintain such Loans and (B) in the case of clause (iii) take one of the actions specified in Section 2.9(b) as promptly as possible and, in any event, within the time period required by law.



        (b) At any time that any of its Eurodollar Rate Loans are affected by any of the circumstances described in Section 2.9(a)(i) or Section 2.9(a)(iii) the relevant Borrower may (and in the case of a Eurodollar Rate Loan affected pursuant to Section 2.9(a)(i) or Section 2.9(a)(iii) shall):

                 (i) if the affected Eurodollar Rate Loans are yet to be made pursuant to a Notice of Borrowing, either:



                        (A) withdraw the related Notice of Borrowing by giving the Agent telephonic (confirmed in writing) notice thereof on the same date that such Borrower was notified by any Bank pursuant to Section 2.9(a) hereof, or

                        (B)  borrow such Borrowing as a Prime Rate Loan; and



                (ii) if the affected Eurodollar Rate Loan or Loans are then outstanding, reborrow each Eurodollar Rate Loan so affected on the next following Interim Maturity Date as a Prime Rate Loan or Prime Rate Loans;


provided that if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 2.9(b). Until the Agent notifies such Borrower that the circumstances described in Section 2.9(a)(i) or Section 2.9(a)(iii) no longer exist, the obligations of the Banks to make Eurodollar Rate Loans, as the case may be, shall be suspended, but, subject to the other terms and conditions of this Agreement, the Banks' obligations to make Prime Rate Loans shall not be suspended.


        (c) Promptly after giving any notice to any Borrower pursuant to
Section 2.9(a), any Bank giving such notice will use its best efforts to designate one of its offices located at an address other than that set forth in
Section 9.3 as the office from which its Pro Rata Share of any Borrowing will be made after such designation if such designation will avoid the need for, or reduce the amount of, any payment to which such Bank would otherwise be entitled pursuant to Section 2.9(a) and will not, in the sole discretion of such Bank, be otherwise disadvantageous to such Bank or contrary to its internal policies.

        (d) Without limiting the foregoing, in the event that any Bank (an "Affected Bank") shall have determined that the adoption of any law, treaty, or governmental (or quasigovernmental) rule, regulation, guideline or order regarding capital adequacy, or any change therein or in the interpretation or application thereof, or compliance by any Bank with any request or directive regarding capital adequacy (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction (a "Change in Law"), does or shall have the effect of increasing the amount of capital required to be maintained by such Bank or reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy), then each Borrower shall from time to time, within five (5) Business Days after written notice and demand from such Bank, pay to such Bank, additional amounts sufficient to compensate such Bank for the cost of such additional required capital to the extent not otherwise reflected in the calculation of the Prime Rate and Eurodollar Rate, as applicable, or such additional amount or amounts as will compensate such Bank for such reduced rate of return, provided, however, that if:


                (i)      a Bank has advance knowledge of a Change in Law,

                (ii) such Bank is or becomes aware that such Change in Law will result in a determination of increased cost under this Section 2.9(d), and

                (iii) the amount of such increased cost is determinable in advance,



then such Bank shall use reasonable efforts to provide at least thirty (30) days (or such shorter period when each of (i), (ii) and (iii) above are true) advance notice and demand for such additional amounts. A certificate as to the amount of such cost, submitted to such Borrower by such Bank, shall, absent manifest error, be final, conclusive and binding for all purposes.



                 (e) In the event any Borrower shall be required to pay any increased cost to any Bank or any Participant thereof pursuant to the foregoing provisions of this Section 2.9, such Borrower shall be entitled, by so notifying the Agent and such Bank within thirty (30) days after such Bank notifies such Borrower of any such increased cost, to arrange for the substitution of another lender (which shall be an Eligible Assignee) for such Bank within sixty (60) days thereafter pursuant to the relevant provisions of Section 9.8(c), whereupon, upon the effectiveness of such substitution, the affected Loans and the Loan Commitment and Project Commitments of such Bank shall be assigned to such assignee; provided, however, that:



                (i) the Bank shall be entitled to withdraw its notice of increased taxes or costs within a period of thirty (30) days from the date of notice by such Borrower, whereupon such Borrower shall no longer be entitled to substitute for the Bank as described above;



                (ii) in no event shall such Borrower be entitled to substitute for any Bank unless the net present value of the additional cost to such Borrower (including closing costs) of such substitution is less than the net present value of the additional cost (including increased taxes and costs payable pursuant to this Section 2.9) to such Borrower of maintaining such Loans of the Bank (discounted to the time in question using the same assumed rate of interest); and



                (iii) in all events (other than that described in clause (i) above), such Borrower shall remain liable for the increased taxes and costs of the Bank for the period prior to such prepayment of the Bank's Loans or the substitution of the assignee.


                 Section 2.10 Compensation. Each Borrower shall compensate each Bank, upon its written request (which request shall set forth the basis for requesting such amounts), for all losses, expenses and liabilities (including, without limitation, any interest paid by such Bank to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans to the extent not recovered by the Bank in connection with the re-employment of such funds and including the compensation payable by such Bank to a Person to which the Bank has participated all or a portion of such Borrowing) and any loss sustained by such Bank in connection with the reemployment of such funds (including, without limitation, a return on such reemployment that would result in such Bank receiving less than it would have received had such Eurodollar Rate Loan remained outstanding until the last day of the Interest Period applicable to such Eurodollar Rate Loan) which the Bank may sustain as a result of:

                (i) for any reason (other than a default by such Bank or the Agent) a Borrowing of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing (whether or not withdrawn);

                (ii) any payment, prepayment or reborrowing of any Eurodollar Rate Loan occurring for any reason whatsoever on a date which is not the last day of an Interest Period applicable thereto; or

                (iii) any other failure by such Borrower to repay is Loans when required by the terms of this Agreement.



        Section 2.11 Responsibility for Making Loans. No Bank shall be responsible for any default by any other Bank in its obligation to make Loans hereunder and each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to fulfill its Loan Commitment hereunder.



        Section 2.12 Withholding Tax Exemption. At least five (5) Business Days prior to the first day on which interest or fees are payable hereunder for the account of any Bank, each Bank that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or Form 4224, certifying in either case that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form 1001 or Form 4224 further undertakes to deliver to the Agent two (2) additional copies of such form (or any applicable successor form) on or before the date that such form expires (currently, three (3) successive calendar years for Form 1001 and one (1) calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Agent, in each case certifying that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income taxes.


        Section 2.13 Letters of Credit. (a) Subject to the terms and conditions hereof, each LC Bank, severally, and not jointly, agrees to issue, each in its own name but for the ratable benefit of all Banks, one or more irrevocable standby letters of credit having a Stated Amount in Dollars and otherwise in form and substance acceptable to Agent and the applicable LC Bank (together with any increase or decrease in the Stated Amount thereof and together with any renewals, amendments and/or extensions thereof, all in accordance with the terms hereof and thereof, each a "Letter of Credit" and collectively, "Letters of Credit") for the account of any LC Borrower, from the date of this Agreement to but not including a date 90 days prior to the Facility Termination Date at such times as any LC Borrower may request; provided, however, that the aggregate Stated Amount of Letters of Credit (including such requested Letter of Credit) at any one time outstanding shall not exceed the aggregate amount of Loan Commitments minus the aggregate principal amount of outstanding Loans and, with respect to any Project, the aggregate Stated Amount of Letters of Credit for such Project (including such requested Letter of Credit) at any one time outstanding shall not exceed the Project Commitment for such Project minus the aggregate principal amount of outstanding Project Loans for such Project; provided, further, that each Letter of Credit shall be for the purpose of providing standby credit for AFICA Bond or other financing with respect to the applicable Project. The issuance of a Letter of Credit pursuant to this
Section 2.13(a) shall be deemed to be a Borrowing for purposes of the satisfaction of the applicable conditions set forth in Article VI hereof, and shall reduce the Total Unused Commitment of the Banks then in effect by an amount equal to the Stated Amount of such Letter of Credit as set forth herein. Each Bank agrees to participate in each such Letter of Credit issued by a LC Bank in an amount equal to its Pro Rata Share of the Stated Amount of the Letter of Credit requested by the applicable LC Borrower; provided, however, that no Bank shall be required to participate in any Letter of Credit to the extent that its participation therein plus (i) such Bank's Pro Rata Share of the aggregate Stated Amount of all other Letters of Credit and (ii) such Bank's Pro Rata Share of the outstanding principal amount of any Loans, would exceed an amount equal to such Bank's Loan Commitment as then in effect or, with respect to any Project, to the extent that its participation therein plus (i) such Bank's Pro Rata Share of the aggregate Stated Amounts of all other Letters of Credit for such Project and (ii) such Bank's Pro Rata Share of the outstanding principal amount of Loans with respect to such Project would exceed an amount equal to such Bank's Project Commitment then in effect with respect to such Project. Subject to the foregoing, each Bank agrees with the LC Banks that it will participate in each Letter of Credit issued by any LC Bank. No Bank's obligation to participate in a Letter of Credit shall be affected by any other Bank's failure to participate in the same or any other Letter of Credit.



                (b)      The LC Borrower shall deliver to Agent, at least ten
(10) Business Days (or such shorter period as may be agreed to by the Agent in any particular instance) prior to the proposed issuance date or amendment date of any Letter of Credit, a LC Request. The LC Borrower may also transmit a LC Request by means of facsimile transmission at least ten (10) Business days (or such shorter period as may be agreed to by the Agent in any particular instance) prior to the proposed issuance date or amendment date of any Letter of Credit, provided that the LC Borrower also delivers to the Agent a LC Request at least five (5) Business Days (or such shorter period as may be agreed to by the Agent in any particular instance) prior to the proposed issuance date or amendment date of any Letter of Credit. Upon receipt of a LC Request for the proposed issuance of a Letter of Credit, the Agent shall seek bids for the issuance of such requested Letter of Credit from such Banks as Guarantor may select or if Guarantor does not so select, from such Banks as the Agent may determine. Upon receipt of one or more of such bids, the Agent and Guarantor shall select the Bank or Banks to be the LC Bank or LC Banks based upon an evaluation by Guarantor and the Agent of price, market conditions and any other factors deemed relevant by Guarantor or the Agent. The Agent shall promptly notify the Bank or Banks selected to be the LC Bank or LC Banks with respect to the requested Letter of Credit or Letters of Credit. Not more than two (2) Business Days after the issuance of any Letter of Credit, the applicable LC Bank shall notify each Bank of the amount and other terms of such Letter of Credit or amendment and of the date of issuance and shall provide each Bank with a copy of such Letters of Credit or amendment. Subject to the terms and conditions set forth in Section 2.13(a), the LC Bank will make the Letter of Credit available at the LC Bank's principal office not later than 4:00 P.M. (New York time) on the issuance date, and, immediately upon the issuance of each Letter of Credit, each Bank shall be deemed to participate in such Letter of Credit to the extent set forth in Section 2.13(a).



        (c) Each of the Authorized LC Officers of a LC Borrower may request a Letter of Credit pursuant to Section 2.13(b) on behalf of such LC Borrower. The LC Bank shall be entitled to rely conclusively on an Authorized LC Officer's authority to request a Letter of Credit on behalf of a LC Borrower until the LC Bank receives written notice to the contrary. The LC Bank shall have no duty to verify the authenticity of the signature appearing on any LC Request and, with respect to a facsimile transmission or computer entry request for a Letter of Credit, the LC Bank shall have no duty to verify the identity of any Person representing himself as one of the Authorized LC Officers entitled to make such request on behalf of a LC Borrower.



        (d) Each LC Request shall be irrevocable, and the applicable LC Borrower shall be bound to accept the issuance of a Letter of Credit in accordance therewith unless, on or before two (2) Business Days (or such shorter period as may be agreed to by the Agent and the proposed LC Bank in any particular instance) prior to the proposed issuance date set forth in such LC Request, the LC Borrower provides written notice of revocation thereof to the Agent and such proposed LC Bank; provided, that in the event of a LC Request for a proposed Letter of Credit to be issued with respect to a AFICA Financing Agreement, such LC Request may be cancelled by the applicable LC Borrower at any time prior to the issuance of the proposed Letter of Credit, so long as the applicable LC Bank receives actual notice of such cancellation, receipt of which is confirmed by such LC Bank in writing.



        (e) Each LC Borrower acknowledges that neither the Agent nor any LC Bank is obligated to such LC Borrower to accept a LC Request by facsimile transmission or computer entry or to issue Letters of

Credit in accordance with such LC Requests, but that the Agent or the LC Bank may do so solely as a convenience to such LC Borrower. The Agent or any LC Bank may at any time notify a LC Borrower that the Agent or such LC Bank no longer will accept any future LC Request by facsimile transmission or computer entry. The LC Borrower acknowledges that the facsimile transmission or computer entry of a LC Request to a LC Bank and such LC Bank's ability to issue Letters of Credit in accordance with such LC Requests, may be interrupted or affected by industrial disputes, acts of government, acts of God, fires, power failures, computer malfunctions, civil disturbances or other causes or events not within the control of such LC Bank. Each LC Request received by facsimile transmission or computer entry, and the issuance of each Letter of Credit pursuant to such a LC Request, shall be subject to, and shall be governed by, the terms and conditions of such Letter of Credit and the provisions of this Agreement.



        (f) All Letters of Credit shall have a stated expiration date; provided, however, that no Letter of Credit shall be stated to expire on a date which is after the date thirty (30) days prior to August 7, 1997, or August 7, 1998 if the option set forth in Section 3.10 hereof is exercised.



        (g) In the event that any amount is drawn under a Letter of Credit, the applicable LC Borrower shall immediately reimburse the applicable LC Bank for such amount drawn. In the event that the applicable LC Borrower shall not have immediately reimbursed the applicable LC Bank for the amount so drawn, such amount drawn shall be treated as an outstanding Prime Rate Loan under this Agreement and such LC Bank shall promptly notify each Bank by telex, telecopy, telegram, telephone or other similar means of transmission, and each Bank shall promptly and unconditionally pay to such LC Bank, for the applicable LC Bank's own account, an amount equal to such Bank's Pro Rata Share of such Letter of Credit (to the extent of the amount drawn). If and to the extent any such Bank shall not make such amount available to the LC Bank on the Business Day on which such draw occurs, such Bank agrees to pay such amount to such LC Bank forthwith on demand, together with interest thereon, for each day from the date on which such draw occurred until the date on which such amount is paid to such LC Bank, at the Federal Funds Rate until three days after the date on which such LC Bank gives notice of such draw and at the Federal Funds Rate plus 1% for each day thereafter. Further such Bank shall be deemed to have assigned any and all payments made of principal and interest on its Loans, amounts due with respect to its Letters of Credit and any other amounts due to it hereunder to such LC Bank to fund the amount of any drawn Letter of Credit which such Bank was required to fund pursuant to this Section 2.13(g) until such amount has been funded (as a result of such assignment or otherwise). The failure of any Bank to make funds available to such LC Bank of such amount shall not relieve any other Bank of its obligation hereunder to make funds available to such LC Bank pursuant to this Section 2.13(g).



        (h) The obligation of a LC Borrower to reimburse the applicable LC Bank, and of the Banks to make payments to such LC Bank with respect to Letters of Credit shall be irrevocable and shall not be subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:



              (i) Any lack of validity or enforceability of this Agreement, any Letter of Credit or any of the other Loan Documents;


             (ii) The existence of any claim, setoff, defense or other right which a LC Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the LC Bank, any Bank or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between a LC Borrower and the beneficiary named in any Letter of Credit);


            (iii)      Any draft, certificate or any other
                       document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;


             (iv) The surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;


              (v) Payment by a LC Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; provided, that such payment does not constitute gross negligence or willful misconduct of such LC Bank;



             (vi) Any other circumstance or happening whatsoever which would give rise to a defense against payment or is similar to any of the foregoing; or

            (vii) The occurrence of any Guarantor Event of Default, Borrower Event of Default, Unmatured Guarantor Event of Default or Unmatured Borrower Event of Default.


        (i) Whenever a LC Bank receives a reimbursement payment from a LC Borrower on account of an amount drawn under a Letter of Credit issued by such LC Bank, as to which such LC Bank has received for its own account any payment from the Banks pursuant to this Section 2.13, then such LC Bank shall promptly pay such amount to Agent in Dollars and in the kind of funds so received, and the Agent shall apply such amount, as prepayment of such LC Borrower's Loan Obligations. Any amount so applied shall be treated as a permanent reduction of the Project Commitment with respect to the Project for which such Letter of Credit was issued.


        (j) Each LC Borrower shall pay to the Agent for the account of the Banks (based on their respective Pro Rata Share of Letters of Credit), quarterly in arrears on or prior to the day ten (10) days after the last day of each calendar quarter, or if such day is not a Business Day, on the next succeeding Business Day, a fee of one-half of one percent (.50%) per annum (calculated on the basis of a year of 360 days, for actual days elapsed) of the average daily aggregate amount available for drawing during the period from and including the first day of such calendar quarter through the last day of such calendar quarter under all outstanding Letters of Credit issued on behalf of such LC Borrower; provided, however, that during any period when the long-term Indebtedness of Guarantor shall be unrated or shall be rated BBB or lower by Standard & Poor's Corporation or Baa2 or lower by Moody's Investors Service, Inc., the fee set forth above shall be three quarters of one percent (.75%) per annum. In addition, each LC Borrower shall pay the standard service charges for Letters of Credit issued from time to time by the applicable LC Bank, including, without limitation, a facing fee and such additional fees as may be required in connection with the issuance and servicing or proposed issuance of such Letter of Credit. Such additional fees shall be paid to the applicable LC Bank for its own account. All such fees shall be payable when due in immediately available funds and shall be nonrefundable.



        (k) If by reason of (A) any change since the date of this Agreement in any applicable law, governmental rule, regulation, guideline or order (or any official interpretation thereof and including the introduction of any new law or governmental rule, regulation, guideline or order) or (B) compliance by a LC Bank or any of the Banks with any direction, request or requirement (whether or not having the force of law) of any governmental or monetary authority including, without limitation, Regulation D:

              (i) Any Bank or LC Bank shall be subject to any tax, levy, charge or withholding of any nature or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this Section 2.13 (except for changes in the rate of tax on the overall net income of such Bank or LC Bank imposed by the jurisdiction in which the principal executive office of such Bank or LC Bank is located), whether directly or by such tax, levy, charge, withholding, variation or penalty being imposed on or suffered by such Bank or LC Bank;



         (ii) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Letters of Credit issued by a LC Bank (including, without limitation, reimbursement obligations thereunder) and participated in by the Banks; or


        (iii) there shall be imposed on a LC Bank or any Bank any other condition regarding any Letter of Credit issued by a LC Bank (including, without limitation, reimbursement obligations thereunder) and participated in by the Banks pursuant of this Section 2.13;



and the result of the foregoing is to directly or indirectly increase the cost of any Bank or LC Bank of issuing, making, maintaining or participating in any Letter of Credit, or to reduce the amount receivable in respect thereof by any Bank or LC Bank, then such Bank or LC Bank may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify any LC Borrower and such LC Borrower shall pay on demand such amounts as such Bank or LC Bank may specify to be necessary to compensate it for such additional cost or reduced receipt. The determination by any Bank or LC Bank of any amount due pursuant to this Section 2.13(k) as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest error, be final, conclusive and binding on all of the parties hereto.


        (1) Without limiting the foregoing, in the event that any LC Bank or Bank shall have determined that a Change-in-Law, does or shall have the effect of increasing the amount of capital required to be maintained by such LC Bank or Bank with respect to, or as a result of, the issuance of, a participation in or the existence of Letters of Credit hereunder, then each LC
Borrower shall from   time to time, within five (5) days of written notice and
demand from any such LC Bank or Bank (with a copy to the Agent and the applicable LC Bank), pay such LC Bank or Bank for the cost of such additional required capital. A certificate as to the amount of such cost, submitted to a LC Borrower by the applicable LC Bank or Bank, shall, absent manifest error, be final, conclusive and binding for all purposes.



        (m) Notwithstanding anything to the contrary contained in clauses (k) or (l) of this Section 2.13, if:



                (i) a LC Bank or Bank has advance knowledge of a change in law as described in either such clause (k) or (l),



                (ii) such LC Bank or Bank is or becomes aware that such change in law will result in a determination of increased cost under either such clause (k) or (l), and



                (iii) the amount of such increased cost is determinable in advance,



then such LC Bank or Bank shall use reasonable efforts to provide at least thirty (30) days (or such shorter period when each of (i), (ii) and (iii) above are true) advance notice and demand for such additional amounts. A certificate as to the amount of such cost, submitted to such LC Borrower by such LC Bank or Bank, shall, absent manifest error, be final, conclusive and binding for all purposes.

        (n) In the event any LC Borrower shall be required to pay any increased cost to any LC Bank or Bank or any Participant thereof pursuant to the foregoing provisions of clauses (k) or (l) of this Section 2.13, such LC Borrower shall be entitled, by so notifying the Agent and such LC Bank or Bank within thirty (30) days after such LC Bank or Bank notifies such LC Borrower of any such increased cost, (x) in the case of notice of increased cost given by a LC Bank, to request the issuance of a new letter of credit as a substitute for the Letters of Credit issued by such LC Bank (but only to the extent such substitution is permissible under the terms of the Letter of Credit, would not result in a Borrower Event of Default or Unmatured Borrower Event of Default and would not result in a drawing of any portion of the Stated Amount of such Letter of Credit by the beneficiary thereof), or (y) in the case of notice of increased cost given by a Bank participating in a Letter of Credit, to arrange for the substitution of another participant for such Bank (which shall be an Eligible Assignee) within sixty (60) days thereafter pursuant to the relevant provisions of Section 9.8(c), whereupon, upon the effectiveness of such substitution, the affected participations of such Bank in Letters of Credit shall be assigned to such assignee; provided, however, that:


                (i) the LC Bank or Bank, as the case may be, shall be entitled to withdraw its notice of increased taxes or costs within a period of thirty (30) days from the date of notice by such LC Borrower, whereupon such LC Borrower shall no longer be entitled to substitute for the LC Bank or Bank as described above;

                (ii) in no event shall such LC Borrower be entitled to substitute for a LC Bank or Bank unless the net present value of the additional cost to such LC Borrower (including closing costs) of such substitution is less than the net present value of the additional cost (including increased taxes and costs payable pursuant to clauses (k) or ("l") of this Section 2.13) to such LC Borrower of maintaining such issuances of the LC Bank of Letters of Credit or participation of the Bank in Letters of Credit (discounted to the time in question using the same assumed rate of interest); and



                (iii) in all events (other than that described in clause (i) above), such LC Borrower shall remain liable for the increased taxes and costs of the LC Bank or Bank for the period prior to replacement of such LC Bank or substitution of the assignee for such Bank with respect to Letters of Credit issued or participated in by it, as the case may be.


         (o) Each LC Borrower hereby agrees, in furtherance and extension and not in restriction of the specific provisions of Section 2.13 and any of any other provision of this Agreement or any other Loan Document, that neither any LC Bank nor any Bank shall be liable to any LC Borrower, and that, except in the case of any LC Bank's gross negligence or willful misconduct (as determined by a court of competent jurisdiction) each LC Borrower will protect, reimburse, indemnify and pay each LC Bank and each Bank and their respective officers, directors, and employees for, and hold each LC Bank and each Bank harmless from and against any and all claims, obligations, demands, liabilities, damages, penalties, actions, judgements, suits, losses, costs, charges or expenses of any kind whatsoever, howsoever caused, including, without limitation, any attorneys' fees or expenses (including allocated costs of internal counsel), paid, suffered or incurred by, or imposed upon any LC Bank or any Bank, directly or indirectly, as a result or consequence of, or in any way connected with, (i) the action taken by any LC Bank or any Bank under or in connection with any Letter of Credit or related certificates, (ii) the failure of any LC Bank to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future government or governmental authority (all such acts or omissions herein called "Government Acts"), (iii) the failure of any LC Bank to issue a Letter of Credit pursuant to a LC Request, or (iv) for otherwise acting in accordance with this Section 2.13.



         (p) As between (i) any LC Borrower and (ii) the applicable LC Bank and the Banks, such LC Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such LC Bank, by the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, no LC Bank shall be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the right or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the reasonable control of such LC Bank, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of any of such LC Bank's rights or powers hereunder.



         (q) Any cash deposited by any Borrower pursuant to a requirement in this Agreement to cash collateralize or provide cash collateral in respect of any Letter of Credit, or any similar requirement provided for in this Agreement, shall, until the expiration date of the applicable Letter of Credit, be held in trust by Agent (or, at the Agent's option, as cash collateral) for Banks in a noninterest bearing account and the relevant Borrower shall have no right to or interest in such funds and such funds shall be used to satisfy any Obligations with respect to Letters of Credit issued on behalf of Borrower or any other Obligations of Borrower; provided, however, that any funds held in such account shall be invested by the Agent (to the extent the Agent is able to do so) on behalf of the relevant Borrower at the direction of such Borrower in Permitted Investments selected by such Borrower and having a maturity not exceeding the Business Day prior to the expiration of the relevant Letter of Credit. All fees and other Obligations with respect to the applicable Letter of Credit shall continue to accrue until the expiration of such Letter of Credit and the satisfaction of all Obligations with respect thereto. Any such investments shall be held by the Agent or under the control of the Agent. The interest accruing on such investments and any profits realized from such investments shall after giving effect to such satisfaction of all Obligations with respect to such Letters of Credit, be paid to the relevant Borrower; provided that any loss resulting from such investments shall be charged to and be immediately payable by such Borrower upon demand of the Agent.

                                  ARTICLE III

             TERMINATION OF LOAN COMMITMENTS, PREPAYMENTS AND FEES

        Section 3.1 Mandatory Reduction of the Loan Commitments. If at any time for any Project, the principal amount of a Loan by any Bank plus such Bank's Pro Rata Share of the aggregate Stated Amount of any Letters of Credit for such Project exceeds the Project Commitment of such Bank then in effect with respect to such Project, the applicable Borrower shall immediately pay the Agent an amount equal to such excess. The Agent shall then apply such payment first, to prepay the Loan Obligations incurred with respect to such Project, including the Notes evidencing such Loan Obligations, and second, to cash collateralize any Letters of Credit with respect to such Project. If any Guarantor Event of Default shall have occurred and the Agent shall have notified the Borrowers of the election of the Required Banks to take any action specified in Section 7.1, the Loan Commitment and each Project Commitment of each Bank shall be automatically reduced to $0 without any action on the part of or the giving of notice to any Borrower by the Agent or any Bank. If a Borrower Event of Default shall have occurred and the Agent shall have notified the relevant Borrower of the election of the Required Banks to take any action specified in Section 7.2, the Project Commitment of each Bank for all Projects of such Borrower shall be automatically reduced to $0 without any action on the part of or the giving of notice to such Borrower by the Agent or any Bank.



        Section 3.2 Voluntary Reduction of the Total Commitment or any Project Commitment. (a) After the Initial Borrowing Date, the Guarantor (which the Borrowers hereby jointly and severally irrevocably designate as their collective agent for such purpose) shall have the right, upon at least five (5) Business Days' prior written notice to the Banks, without premium or penalty, to permanently reduce or terminate the unutilized portion of the Unallocated Total Commitment of the Banks, in whole at any time or in part from time to time, in a minimum amount of $5 million (unless the amount of such Unallocated Total Commitment at such time is less than $5 million, in which case, in an amount equal to the amount of such Total Commitment at such time) and, if such reduction is greater than $5 million, in an integral multiple of $1 million, provided that any such reduction shall apply proportionately to the Loan Commitment of each of the Banks. The Total Commitment shall not be so reduced below the aggregate principal amount of outstanding Loans plus the aggregate Stated Amount of any Letters of Credit nor shall the Total Commitment be reduced below the amount of the Total Project Commitment at such time.


        (b) After the Completion Date with respect to any Project, the Guarantor (which the Borrowers hereby jointly and severally irrevocably designate as their agent for such purpose) shall have the right, upon at least five (5) Business Days' prior written notice to the Banks, without premium or penalty, to permanently reduce or terminate the unutilized portion of the Project Commitment of the Banks with respect to such Project, or to reallocate the unutilized portion of such Project Commitment to any other Project, provided that any such reduction or termination shall apply proportionately to the Project Commitment of each of the Banks. The Project Commitment for any Project shall not be so reduced below the aggregate principal amount of outstanding Loans plus the aggregate Stated Amount of any Letters of Credit for such Project.



        Section 3.3 Voluntary Prepayments of the Loan Obligations. Any Borrower may, as hereinafter provided, prepay the Loan Obligations of such Borrower, and the Notes evidencing the same, in whole at any time or in part from time to time as provided herein, without premium or penalty, but subject to the provisions of Section 2.10. Any partial prepayment of the Loan Obligations of such Borrower pursuant to this Section 3.3 shall be in a minimum aggregate amount of not less than $1 million. The relevant Borrower shall irrevocably give notice (by telegram or telecopier, or by telephone (confirmed in writing promptly thereafter)) to the Agent (which shall promptly advise each other Bank) of each proposed prepayment hereunder, prior to 10:00 A.M., New York time, on the second Business Day prior to the proposed prepayment date, which notice shall specify the proposed prepayment date (which shall be a Business Day) and the aggregate principal amount of the proposed prepayment and the Project or Projects (and the Notes) to which such prepayment applies. Upon giving of such irrevocable notice, the amount specified to be prepaid shall become due and payable in full on the date specified in such notice. Neither the Total Commitment nor the Loan Commitment of any Bank shall be reduced pursuant to any such prepayment, unless the Borrowers shall have requested such a reduction in compliance with the provisions of Section 3.2.



        Section 3.4 Mandatory Prepayment of the Loan Obligations. (a) If any Borrower or any of its Subsidiaries receives any Net Proceeds with respect to any Project (whether in cash or securities), then such Borrower shall immediately use such proceeds first, to prepay any outstanding Loans relating to such Project, and the Notes evidencing the same, and then, to the extent such Net Proceeds exceed the amount used to prepay any such Loans and Notes, to deposit with the Agent for the ratable benefit of the Banks cash collateral for each Letter of Credit outstanding with respect to such Project;

        (b) If any Borrower or any of its Subsidiaries receives any proceeds of a refinancing incurred in connection with a Permitted Third Party Mortgage Lien, then such Borrower shall immediately use such proceeds first, to prepay any outstanding

Loans relating to the Project encumbered by such mortgage, and the Notes evidencing such Loans, and then, to the extent such proceeds exceed the amount used to prepay any such Loans and Notes, to deposit with the Agent for the ratable benefit of the Banks cash collateral for each Letter of Credit outstanding with respect to such Project and any Unused Project Commitment with respect to such Project shall thereupon terminate;



        (c) Prepayments made pursuant to this Section 3.4 shall be treated according to Section 3.5 to the extent that they are to be applied to Eurodollar Rate Loans for which the relevant Interest Period has not expired at the time of prepayment. Prepayments made pursuant to this Section 3.4 shall be treated according to Section 3.6 for determining the order of application of prepayments to the Loans.



        Section 3.5 Other Provisions With Respect to Prepayments. Except as otherwise provided herein, any repayment of a Eurodollar Rate Loan which shall be made prior to the end of the applicable Interest Period for such Loan shall be subject to the provisions of Section 2.10 hereof. Subject to the obligations of the Agent provided for in this Section 3.5, at the option of the affected Borrower, any monies otherwise required to be used to repay such Eurodollar Rate Loan may be so applied provided that such Borrower concurrently pays any amount due under Section 2.10 hereof in respect of such prepayment; otherwise if the relevant Interest Period for such Eurodollar Loan has not expired such funds (the "Deposited Monies") shall, until the end of the applicable Interest Period when the Deposited Monies shall be applied to make such prepayment, be held in trust by the Agent (or, at the Agent's option, as cash collateral) for the Banks in a noninterest bearing account and the relevant Borrower shall have no right to or interest in such funds and such funds shall be used to prepay such Eurodollar Rate Loan at the end of the applicable Interest Period; provided, however, that any funds held in such account shall be invested by the Agent (to the extent the Agent is able to do so) on behalf of the relevant Borrower at the direction of such Borrower in Permitted Investments selected by such Borrower and having a maturity not exceeding the Business Day prior to the end of the relevant Interest Period. Interest on the applicable Project Loan Obligations shall continue to accrue until the Deposited Monies are applied to the prepayment thereof. Any such investments shall be held by the Agent or under the control of the Agent. The interest accruing on such investments and any profits realized from such investments shall be, after giving effect to such repayment of such Loans with the Deposited Monies, paid to the relevant Borrower; provided that any loss resulting from such investments shall be charged to and be immediately payable by such Borrower upon demand of the Agent. A prepayment so made by the Agent from such Deposited Monies shall be treated as a prepayment by such Borrower pursuant to Section 3.3 (except that such prepayment shall not be subject to the minimum prepayment amount requirements of Section 3.3) and shall be otherwise governed by such Section.



        Section 3.6 Order of Prepayments and Payments. (a) All prepayments of principal made by any Borrower pursuant to Sections 3.3 and 3.4 shall be applied to the payment of the outstanding balance of the applicable Project Loan and the Note evidencing the same as directed by such Borrower with respect to breakage of Interest Periods, provided that no Guarantor Event of Default and no Borrower Event of Default as to such Borrower has occurred and is then continuing. Any prepayment of principal made after the occurrence and during the continuance of a Guarantor Event of Default or a Borrower Event of Default as to the applicable Borrower shall be applied against the Loan Obligations of such Borrower and the Notes evidencing the same as the Agent shall, in its sole discretion, determine.



        (b) Except as set forth in Section 5.1(g) any prepayments of a Loan pursuant to Section 3.3 and Section 3.4 shall permanently reduce by a like amount the pro rata Project Commitment of each of the Banks corresponding to the Project Loan so prepaid. Upon the expiration, termination or payment of any Letter of Credit which is required to be cash collateralized by the terms hereof, the Project Commitment of each of the Banks for which such Letter of Credit was issued shall be permanently reduced by the amount of such Bank's Pro Rata Share of the Stated Amount of such Letter of Credit.



        Section 3.7 Unused Commitment Fees. From and after the date hereof the Borrowers shall pay to the Agent for the pro rata distribution to each Bank a fee in an amount in the aggregate equal to (a) the Total Unused Commitments multiplied by (b) one quarter of one percent (.25%) per annum; provided, however that such fee shall be increased to .35% per annum in the event that the long-term Indebtedness of the Guarantor shall be rated BBB or lower by Standard & Poor's Corporation or Baa2 or lower by Moody's Investors Service, Inc. Such fee shall be calculated on the basis of a 360-day year for the actual number of days elapsed. Such fee shall be payable in arrears on the Monthly Borrowing Date occurring on each quarterly anniversary of the first Monthly Borrowing Date following the Closing Date and at maturity, whether on the termination of this Agreement or earlier and shall be allocated among the Borrowers as follows: (i) if no Guarantor Event of Default has occurred and is continuing, in such manner as Guarantor shall designate from time to time or, if no designation is made, pro rata to each Borrower in proportion to its aggregate Project Commitments outstanding as of the date such fee is payable; and (ii) if a Guarantor Event of Default shall have occurred and be continuing, then pro rata to each Borrower, in proportion to its respective Project Commitments as of the date such fee is payable or, if no Project Commitments are then outstanding, equally to each Borrower.

        Section 3.8 Fees. Each Borrower shall pay to the Agent the fees due and owing as set forth in the Fee Letter.



        Section 3.9 Net Payments. (a) All payments on account of or with respect to any Note and the principal of, and interest on, the Loans, the Letters of Credit and all other amounts payable under this Agreement by any Borrower to the Agent, any LC Bank or any Bank shall be made in United States Dollars, without set-off or counterclaim and free and clear of and without reduction by reason of all present and future income, stamp and other taxes and levies, imposts, duties, deductions, charges, compulsory loans and withholdings whatsoever imposed, assessed, levied or collected by the U.S., any state or local government, any foreign government, any territory or possession of the U.S. or any political subdivision or taxing authority thereof or therein, together with interest thereon and penalties with respect thereto, if any, on or in respect of this Agreement, the Loans, any Note, any Letter of Credit, the registration, notarization or other formalization of any thereof, and any payments of principal, interest, charges, fees or other amounts made on, under or in respect thereof, other than any tax on or measured by the overall net income of a Bank pursuant to the income tax laws of the United States or the jurisdictions where such Bank's principal or lending offices are located (hereinafter called "Taxes"), all of which will be paid by such Borrower, for its own account, prior to the date on which any interest or penalties attach thereto.



        (b) Each Borrower will indemnify the Agent and each Bank against, and reimburse the Agent and each Bank on demand for, any Taxes and any loss, liability, claim, or expense including interest, penalties, and legal fees which the Agent or the Bank may incur at any time arising out of or in connection with any failure of such Borrower to make any payments of Taxes when due.



        (c) In the event that any Borrower is required by applicable law, decree or regulation to deduct or withhold Taxes from any amounts payable on, under or in respect of this Agreement, under any Note or Letter of Credit, such Borrower shall pay in United States Dollars such additional amount as may be required, after the deduction or withholding of Taxes, to enable the Agent or the LC Banks, as the case may be, to receive from such Borrower an amount equal to the amount stated to be payable under or with respect to this Agreement, any Note or Letter of Credit.



        (d) Each Borrower shall promptly furnish to the Agent original tax receipts in respect of any withholding of Taxes required under this Section 3.9 and any other information, documents and receipts that the Agent may, in its sole discretion from time to time, require to establish to its satisfaction that full and timely payment has been made of all Taxes required to be paid under this Section 3.9.

        (e)      The covenants and agreements of the Borrowers under this
Section 3.9 shall survive the repayment of the Obligations and the Notes.



        (f) All payments to be made by any Borrower on account of principal and interest of any Loan or payment of fees with respect to any Letter of Credit shall be made to the Agent at its Payment Office in New York, New York for the ratable account of the Banks not later than 11:00 A.M. (New York time) on the date when due in each case in lawful money of the United States of America and in immediately available funds. If any payment hereunder or under any Note becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day (except in the case of a payment made with respect to an Interest Period which expires on the next preceding Business Day pursuant to Section 2.8(a), in which case such payment shall be made on such next preceding Business Day), and, with respect to payments of principal and interest thereon, interest thereon shall be payable at the then applicable rate during such extension. Each determination by the Agent of an interest rate or fee under this Agreement or any Note, absent manifest error, shall be final, conclusive and binding for all purposes.



        Section 3.10 Options to Extend Term. (a) Provided that no Guarantor Event of Default and no Unmatured Guarantor Event of Default shall have occurred and be continuing and, provided, further that the long-term Indebtedness of the Guarantor shall not then be unrated or, if rated, shall not then be rated BBB or lower by Standard & Poor's Corporation or Baa2 or lower by Moody's Investors Service, Inc., Borrowers, acting through Guarantor (which Borrowers hereby jointly and severally irrevocably designate as their collective agent for such purpose) shall have the option to extend the Facility Termination Date for an additional year from August 7, 1997 to but not including August 7, 1998, exercisable by written notice given by Guarantor, acting as agent for all Borrowers, which notice shall be delivered to Agent at any time prior to the date which is thirty (30) days prior to August 7, 1997. Upon exercise of such option to extend, a fee equal to one tenth of one percent (0.1%) of the Total Commitment in effect at the time such extension becomes effective shall be payable jointly and severally by the Borrowers to Agent for the benefit of the Banks in proportion to their respective Loan Commitments then in effect. Such fee shall be in addition to all other fees payable hereunder.



        (b) In the event that the Facility Termination Date is extended pursuant to Section 3.10(a) hereof, each Borrower with outstanding Loans hereunder shall concurrently therewith execute and deliver to the Banks amended Notes evidencing such extension of the maturity of the Loans evidenced thereby ("Extension Notes"), which shall each be in substantially the form of Exhibit 3.10(b) hereto, duly completed. Upon receipt of such amended Notes, the

Notes which have been amended thereby shall be deemed superseded and of no further effect and shall be returned to the Borrowers which issued the same.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

        Section 4.1 Representations and Warranties of the Borrowers. Each Borrower (other than Guarantor to the extent it is or becomes a Borrower hereunder as to Sections 4.1(c), (f) and (l)) represents and warrants to the Agent and to each Bank with respect to itself, its Subsidiaries and its partners or joint venturers, as follows:

        (a) Organization, Standing, etc. Such Borrower is a general or limited partnership or corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and is an Eligible Borrower. Each such Borrower which is a corporation is duly qualified and in good standing as a foreign corporation, and is duly authorized to do business, in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business, condition, assets or operations of such Borrower. Such Borrower and its Subsidiaries have all requisite partnership or corporate power and authority to own, operate and encumber its property and assets and to carry on its business as presently conducted and as proposed to be conducted. Such Borrower has all requisite power and authority (partnership, corporate or otherwise) (i) to execute, deliver and perform its obligations under each of the Loan Documents to which it is a party, and (ii) to execute, deliver and perform its obligations under all other agreements and instruments executed and delivered by it pursuant to or in connection with any Loan Document to which it is a party. Since its organization to the date hereof, such Borrower has not engaged in any business activity other than that related to the Projects.


        (b) Organization Documents. A complete and correct copy of each of the Organizational Documents of such Borrower in effect on the date of this Agreement or the date when such Borrower became party to this Agreement has been delivered to the Agent.



        (c) Subsidiaries. Such Borrower has no direct or indirect Subsidiaries except such as may be or have been established in accordance with
Section 5.2(m).


        (d) Conflicting Agreements and Other Matters. The execution, delivery and performance by such Borrower of each of the Loan Documents to which it is a party and all other agreements and instruments to be executed and delivered by such Borrower pursuant thereto or in connection herewith or therewith do not and will not:

                (i) violate any provisions of any law, rule, regulation, order, writ, judgment, decree, determination or award presently in effect having applicability to such Borrower or any of its Subsidiaries;



                (ii) conflict with or result in a breach of or constitute a tortious interference with or constitute a default under the Organizational Documents of either such Borrower or any of its Subsidiaries or any indenture or loan or credit agreement, or any other agreement or instrument, to which such Borrower or any of its Subsidiaries is a party or by which such Borrower or any of its Subsidiaries or any of their respective properties may be bound or affected, or any governmental permit, license or order;



                (iii) result in (except for Permitted Liens) or require the creation or imposition of any Lien of any nature upon or with respect to any of the properties now owned or hereafter acquired by such Borrower or any of its Subsidiaries; or



                (iv) require any approval of stockholders or any approval or consent of any Person, except for such approvals or consents which will have been obtained before the Initial Borrowing Date for such Borrower. Neither such Borrower nor any of its Subsidiaries is in default under or in violation of any such law, rule, regulation, license, order, permit, writ, judgment, decree, determination, award, indenture, agreement or instrument described above or under its certificate of incorporation or by-laws, or other organizational documents, as the case may be, in each case the consequences of which default or violation, either in any one case or in the aggregate, would materially and adversely affect the condition (financial or otherwise), properties, business, prospects or results of operations of such Borrower and its Subsidiaries taken as a whole.



        (e) Due Execution, etc. The execution, delivery and performance of each of the Loan Documents to which such Borrower is a party and the consummation of the transactions on its part contemplated thereby, have been duly authorized by all necessary partnership or corporate proceedings and no other proceedings on the part of such Borrower are necessary to authorize each of the Loan Documents to which such Borrower is a party. Each of the Loan Documents to which it is a party and each other agreement or instrument executed and delivered by such Borrower pursuant hereto or thereto or in connection herewith or therewith has been duly executed and delivered by such Borrower and constitutes or will constitute a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its respective terms (subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws affecting the enforcement of creditors' rights generally and general equitable principles which may limit the right to obtain the remedy of specific performance of executory covenants and other equitable remedies) . Each of the Loan Documents to which it is a party is in full force and effect and no term or condition thereof has been amended, modified or waived from the terms and conditions of the Loan Documents delivered to the Agent pursuant to Section 6.1 hereof without the prior written consent of the Agent, and such Borrower and the other parties thereto have performed and complied in all material respects with all the terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by such parties on or before the Initial Borrowing Date, and no default by such Borrower or any of the other parties thereto exists thereunder.



        (f) Indebtedness for Money Borrowed. Except for such Borrower's obligations hereunder and except as permitted by Section 5.2(b), neither such Borrower nor any of its Subsidiaries has any Indebtedness for Money Borrowed.



        (g) Title to and Condition of Properties. Such Borrower or any of its Subsidiaries has good and marketable title to, or a subsisting leasehold interest in, all items of real and personal property relating to any Project reflected in any balance sheet of such Borrower delivered to the Banks from time to time pursuant to Section 5.1(a) of this Agreement or acquired by it after the date of such balance sheet, except for assets sold, transferred or otherwise disposed of in the ordinary course of business since the date of such balance sheet, in each case (except as to leasehold interests) free and clear of all Liens, except Permitted Liens and other Liens permitted by Section 5.2 hereof. To the knowledge of such Borrower after due inquiry, there are no actual, threatened or alleged defaults of a material nature with respect to any leases of real property relating to any Project under which such Borrower or any of its Subsidiaries is lessee or lessor.



        (h) Litigation, Proceedings, Licenses, Permits; etc. There are no actions, suits, proceedings or investigations pending or, to the knowledge of such Borrower after due inquiry, threatened against or affecting it or any of its Subsidiaries or any of its or their respective properties before any court, governmental agency or regulatory authority (foreign, Federal, state or local), which, if determined adversely to such Borrower or any of its Subsidiaries,



                (i) would enjoin or otherwise materially interfere with the satisfactory completion of any Project, the transactions contemplated by the Loan Documents or have a material adverse effect on the condition (financial or otherwise), properties, business, or results of operations of such Borrower and its Subsidiaries taken as a whole; or

                (ii) would (individually or in the aggregate) materially impair such Borrower's or any of its Subsidiaries' ability to perform fully any obligations on a timely basis which any of them has under or in connection with any Loan Document.

Neither such Borrower nor any of its Subsidiaries:

                (1) is in default with respect to any order of any court, arbitrator or governmental body or is subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding against it under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters; or



                (2) has violated or is in violation of any statute, rule or regulation of any governmental authority in each case where such violation or default would materially and adversely affect the condition (financial or otherwise), properties, business, or results of operations of such Borrower and its Subsidiaries taken as a whole.



Such Borrower and each of its Subsidiaries have been and are current and in good standing with respect to all governmental approvals, permits, certificates, licenses, inspections, consents and franchises necessary to continue to conduct their respective businesses and to own or lease and operate their respective properties as heretofore conducted, owned, leased or operated.



        (i) Governmental Consents, etc. Except as already received by such Borrower as of the date hereof, no authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority or any securities exchange or any other Person is required in connection with the execution, delivery and performance by such Borrower of this Agreement.



        (j) No Material Adverse Change. As of the date hereof, since the end of its most recently ended fiscal year, there has been no material adverse change in the condition (financial or otherwise), properties, business, or results of operations of Guarantor and its Subsidiaries taken as a whole.



        (k) Compliance with Laws. The operations of such Borrower and each of its Subsidiaries comply in all material respects with all applicable environmental, health and safety requirements under federal, state and local laws and with all other laws and regulations where such failure to so comply could have a material adverse effect on such Borrower or its assets.


        (l) ERISA. Neither any Borrower nor any of its Subsidiaries has or will at any time have any Plans.

        (m) Governmental Regulation. Neither such Borrower nor any of its respective Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940 or any other federal or state statute or regulation such that its ability to incur indebtedness is limited or its ability to consummate the transactions contemplated hereby is materially impaired.



        (n) Federal Reserve Regulations. Neither such Borrower nor any of its respective Subsidiaries is engaged, directly or indirectly, principally, or as one of its important activities, in the business of extending, or arranging for the extension of, credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulation G, T, U or X of the Board.



        (o) Disclosure. The Loan Documents and any other document, certificate or statement furnished or to be furnished to the Agent or any Bank by or on behalf of such Borrower or any of its Subsidiaries in connection herewith or therewith do not and will not contain any untrue statement of a material fact and do not and will note omit to state a material fact necessary in order to make the statements made by such Borrower or any of its Subsidiaries contained herein and therein not misleading in light of the circumstances in which made.



        (p) Solvency. Such Borrower is Solvent and will continue to be Solvent after giving effect to the transactions contemplated by the Loan Documents.



        (q) Bridge Agreement. As of the date hereof, no "Guarantor Event of Default", "Borrower Event of Default", "Unmatured Guarantor Event of Default" or "Unmatured Borrower Event of Default" (as such terms are defined in the Bridge Agreement) exists under the Bridge Agreement.



        (r) Survival of Warranties. All representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement and the termination hereof. Any modifications or supplements to the disclosures contained in this Agreement and provided by such Borrower after the date hereof shall not be deemed a part of the Agreement until accepted in writing by the Agent.


                                   ARTICLE V

                                   COVENANTS

        Section 5.1 Affirmative Covenants of each Borrower. Each Borrower will, so long as any Loans or Letters of Credit are outstanding to such Borrower hereunder or so long as the Banks have any Project Commitments outstanding to such Borrower:

                 (a)      Furnish to each Bank:

                 (i) Within three (3) days after such Borrower shall have obtained knowledge of the occurrence of a Guarantor Event of Default and/or an Unmatured Guarantor Event of Default and/or a Borrower Event of Default and/or an Unmatured Borrower Event of Default, the written statement of a Responsible Officer of such Borrower setting forth the details of each such Guarantor Event of Default, Unmatured Guarantor Event of Default, Borrower Event of Default or Unmatured Borrower Event of Default which has occurred and is continuing and the action which such Borrower or Guarantor, as the case may be, proposes to take with respect thereto;

                 (ii) Copies of any annual financial statements required to be provided by such Borrower or any Subsidiary to its respective equity holders or partners by law or under its Organizational Documents, as and when the same are provided to such equity holders. If so requested by the Agent, such Borrower shall also provide to the Agent any monthly and quarterly financial statements required to be provided by such Borrower or any Subsidiary to its respective equity holders under its Organizational Documents (as in effect from time to time), within the time periods required thereunder. Each Borrower shall also send copies of all financial statements delivered to the Agent hereunder to XXXXXXXXXX;

                 (iii) Promptly following such Borrower's receipt thereof, copies of all financial or other reports or statements submitted to such Borrower or any Subsidiary of such Borrower by independent public accountants relating to any annual or interim audit of the books of such Borrower or any Subsidiary of such Borrower;

                 (iv) Promptly upon obtaining knowledge thereof, notice of any action, suit, proceeding or investigation pending or threatened against or affecting such Borrower or any Subsidiary of such Borrower or any of its or their respective properties before any court, governmental agency or regulatory authority (foreign, Federal, state or local), which, if determined adversely to such Borrower or any Subsidiary of such Borrower could have a material adverse effect on the condition (financial or otherwise), business, properties (or affecting title thereto), or results of operations of such Borrower and its Subsidiaries individually or in the aggregate, or could materially impair such Borrower's ability to perform its obligations under the Loan Documents; and

                 (v) Such other information respecting the properties, business affairs, financial condition and/or operations of any Borrower or any Subsidiary of such Borrower as the Agent or any Bank may from time to time reasonably request.

                 (b) Preserve and maintain, and cause its Subsidiaries to preserve and maintain, its and their lawful partnership or corporate existence and all of its material rights, privileges and franchises, except where, the failure to so preserve or maintain such rights, privileges and franchises would not have a material adverse effect on the business, condition (financial or otherwise), assets or operations of such Borrower and its Subsidiaries taken as a whole.

                 (c) Comply, and cause its Subsidiaries to comply, with all laws, rules, regulations and governmental orders (foreign, Federal, state and local) having applicability to it or them or to the business or businesses at any time conducted by it, where the failure to so comply would have a material adverse effect, on the business, condition (financial or otherwise), assets or operations of such Borrower and its Subsidiaries taken as a whole.

                 (d) Duly and punctually pay and perform its obligations and cause its Subsidiaries to pay and perform their respective obligations under the Loan Documents in accordance with the terms thereof.

                 (e) Permit, and cause each of its Subsidiaries to permit, any Bank or its respective representatives, at any reasonable time, and from time to time upon written notice of such Bank, to visit and inspect its and their respective properties, to examine and make copies of and take abstracts from its and their respective records and books of account, and to discuss its and their respective affairs, finances and accounts with its and their respective principal officers and, with the written consent of such Borrower, their respective independent public accountants and other agents.

                 (f) Keep, or cause to be kept, and cause its Subsidiaries to keep or cause to be kept, adequate records and books of account, in which complete entries are to be made reflecting its and their businesses and financial transactions, such entries to be made in accordance with generally accepted accounting principles consistently applied.

                 (g) Maintain, at its expense, such public liability and third party property damage insurance (in the case of Guarantor as a Borrower, with respect to each Project) in such amounts and with such deductibles as the Agent may reasonably require from time to time. Such Borrower shall, at its expense, keep and maintain its assets and the assets of its Subsidiaries (in the case of Guarantor as a Borrower, the assets which relate to any Project) insured

(with an insurance company maintaining a rating of A or better by A.M. Best Company) against loss or damage by fire, theft, explosion, spoilage and all other hazards and risks ordinarily insured against by other owners or users of such properties in similar businesses in amounts at least equal to the full replacement value thereof. All such policies of insurance shall be in the form and substance satisfactory to the Agent. Upon the request of the Agent, such Borrower shall deliver to the Agent the original (or a certified copy) of each policy of insurance and evidence of the prepayment of all premiums therefor. Such policies of insurance shall contain an endorsement naming the Agent (for the ratable benefit of the Banks) as loss payee and additional insured and shall provide for no cancellation without at least thirty (30) days prior written notice to the Agent. Such Borrower hereby directs all insurers under such policies of insurance to pay all proceeds of such insurance policies to the Agent for the ratable benefit of the Banks; provided that so long as no Guarantor Event of Default shall have occurred and be continuing, all proceeds of such insurance as to any Project which in the aggregate are less than an amount equal to five percent (5%) of the Project Budget then in effect for such Project per occurrence shall be delivered to such Borrower. With respect to occurrences giving rise to insurance proceeds in respect of a Project in excess of five percent (5%) of the Project Budget then in effect for such Project ("Material Insurance Proceeds"), the Agent shall apply such amount to the prepayment of the related Project Loans in accordance with Section 3.3 unless the Guarantor and the affected Borrower shall in writing direct the Agent to release such proceeds to such Borrower to pay for the repair, replacement or reconstruction of the assets subject to such casualty, in which case such proceeds shall be so released, provided that:

                 (i) at the time of any requested release of funds no Guarantor Event of Default or Unmatured Guarantor Event of Default shall have occurred and be continuing; and

                 (ii) the relevant Borrower shall have submitted a revised Project Budget and, if necessary, Allocation Increase Request for the affected Project.

Prior to the occurrence and continuance of a Guarantor Event of Default or Unmatured Guarantor Event of Default, any prepayment made pursuant to this
Section 5.1(q) shall be applied to the Project Loan and/or held by the Agent as cash collateral for Letters of Credit for such Project in accordance with
Section 3.3 without regard to the minimum amount or integral multiple requirements set forth therein. Notwithstanding the provision of Section 3.6(b), any such prepayment shall not constitute a permanent reduction in the pro rata Project Commitment of each Bank hereunder. After the occurrence and during the continuance of a Guarantor Event of Default or Unmatured Guarantor Event of Default, all insurance proceeds may be applied by the Agent, upon the direction of the Required Banks, to the prepayment of the Loan Obligations and the Notes with respect to the Project giving rise to such proceeds and shall constitute a permanent reduction of the pro rata Project Commitment of each of the Banks corresponding to the Project Loan so prepaid. If a Guarantor Event of Default or Unmatured Guarantor Event of Default or Borrower Event of Default shall have occurred and be continuing hereunder, such Borrower irrevocably makes, constitutes and appoints the Agent (and all officers, employees or agents designated by the Agent) as such Borrower's true and lawful attorney-in-fact for the purpose of making, settling and adjusting claims under all such policies of insurance, endorsing the name of such Borrower on any check, draft, instrument or other item of payment received by such Borrower or the Agent pursuant to any such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. If such Borrower, at any time or times hereafter, shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then the Agent, without waiving or releasing any Loan Obligations, Guarantor Event of Default or Unmatured Guarantor Event of Default or Borrower Event of Default by such Borrower hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Agent deems advisable and such payments shall be Loans.

                 (h) Use the Letters of Credit and the proceeds of the Loans only for the purposes specified in the introduction to this Agreement, provided, further, that to the extent such Borrower or any Subsidiary thereof has entered into any AFICA Financing Agreements, such Borrower will use or cause its Subsidiary to use the proceeds of Loans only for purposes which have not been designated as uses of proceeds of the AFICA Bonds in accordance with the terms of such AFICA Financing Agreements.

                 (i) Maintain or cause to be maintained, and cause each of its Subsidiaries to maintain or cause to be maintained, in good repair, working order and condition, excepting ordinary wear and tear and damage due to casualty or condemnation, all of its properties material to its operations and will make or cause to be made all appropriate repairs, renewals and replacements thereof, consistent with past practice.

                 (j) Maintain, and cause each of its Subsidiaries to maintain, in full force and effect all licenses, permits, governmental approvals, franchises, authorizations or other rights necessary for the operation of its business, except where the failure to obtain any of the foregoing would not have or is not reasonably likely to have a material adverse effect on the condition (financial or otherwise), properties, business, or results of operations of such Borrower and its Subsidiaries taken as a whole; and notify the Agent in writing, promptly after learning thereof, of the suspension, cancellation, revocation or discontinuance of or of any pending or threatened action or proceeding seeking to suspend, cancel, revoke or discontinue any such license, permit, governmental approval, franchise authorization or right.

                 (k)(i) Notify the Agent, in writing, promptly, and in any event within twenty (20) days after such Borrower's learning thereof (in the case of Guarantor as a Borrower, to the extent any of the following occurrences, actions, events or the like relates to a Project), of any:

                 (A) notice or claim to the effect that such Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant into the environment;

                 (B) notice that such Borrower or any of its Subsidiaries is subject to investigation by any governmental authority evaluating whether any Remedial Action is needed to respond to the Release or threatened Release of any Contaminant into the environment;

                 (C) notice that any property of such Borrower or its Subsidiaries is subject to an Environmental Lien;

                 (D) notice of violation to such Borrower or any of its Subsidiaries or awareness by such Borrower or any of its Subsidiaries of a condition which might reasonably result in a notice of violation of any environmental, health or safety requirement under federal, state or local laws, which could have a material adverse effect on the condition (financial or otherwise), properties, business, prospects or results of operations of such Borrower and its Subsidiaries taken as a whole;

                 (E) commencement or threat of any judicial or administrative proceeding alleging a violation of any environmental, health or safety requirement under federal, state or local laws;

                 (F)      new or proposed changes to any existing
         environmental, health or safety requirement under federal, state or local laws that could have a material adverse effect on the operations of such Borrower or its Subsidiaries; or

                 (G) any proposed acquisition of stock, assets, real estate, or leasing of property, or any other action by such Borrower or its Subsidiaries that could subject such Borrower or its Subsidiaries to environmental, health or safety liabilities, obligations or costs that could have a material adverse effect on the condition (financial or otherwise), properties, business, prospects or results of operations of such Borrower and its Subsidiaries taken as a whole.

                 (ii) On December 31 of each calendar year, commencing on December 31, 1992, such Borrower shall submit to the Agent a report with respect to such Borrower (in the case of Guarantor as a Borrower, with respect to such Project) providing an update of the status of each environmental, health or safety compliance, hazard or liability issue, if any, identified in any notice or report required pursuant to clause (k)(i) above and any other environmental, health and safety compliance obligation, remedial obligation or liability that could have a material adverse effect on the condition (financial or otherwise), properties, business, prospects or results of operations of such Borrower and its Subsidiaries taken as a whole.

                 Section 5.2 Negative Covenants of each Borrower. Such Borrower (other than Guarantor to the extent it is or becomes a Borrower hereunder) will not nor will it permit any of its Subsidiaries to, so long as any Loans or Letters of Credit are outstanding to such Borrower hereunder or so long as the Banks have any Project Commitments outstanding to such Borrower:

                 (a)      Except for Permitted Liens:

                 (i) create, incur, assume or permit to exist any Lien on any existing or future property, asset (including stock of Subsidiaries), income or rights in any thereof; or

                 (ii) take, cause or permit to be taken or cause any action to be taken, which could create a Lien, or suffer to exist any Lien, on the capital stock or other ownership interest of any Subsidiary of such Borrower which would require the sharing of an interest in such capital stock or other ownership interest with any Person; or

                 (iii) enter into or assume any other agreement containing a negative pledge with respect to its property.

                 (b) Create, incur, assume or suffer to exist any Indebtedness for Money Borrowed except for the Notes and the Letters of Credit. Notwithstanding the foregoing, a Borrower or any Subsidiary of such Borrower may create, incur, assume or suffer to exist after the date of this Agreement:

                 (i) Indebtedness for Money Borrowed consisting of Financing Lease Obligations not exceeding $100,000 in any one case and not exceeding $250,000 in the aggregate at any time outstanding;

                 (ii) Indebtedness for Money Borrowed issued, incurred or assumed in respect of the purchase price of property not to exceed $1 million principal amount of Indebtedness for Money Borrowed in the aggregate at any time outstanding;

                 (iii) Indebtedness for Money Borrowed secured by Permitted Third Party Mortgage Liens or Permitted Kmart Mortgage Liens not to exceed the value of the property so securing such Indebtedness;

                 (iv) Indebtedness for Money Borrowed issued or incurred pursuant to AFICA Financing Agreements;

                 (v) Indebtedness for Money Borrowed which is secured solely by a Letter of Credit issued hereunder in an amount not in excess of the Stated Amount of the Letter of Credit issued as support for such Indebtedness;

                 (vi) Indebtedness for Money Borrowed with respect to any Project not exceeding 15% of the Project Budget for such Project; and

                 (vii) Indebtedness for Money Borrowed incurred by the Bridge Borrower pursuant to the Bridge Agreement on or prior to the Initial Borrowing Date in an amount not in excess of $7,250,000; provided, however, that such Indebtedness shall be paid in full on or before the first Monthly Borrowing Date which occurs after August 26, 1992 (the end of the applicable "Interest Period" for the Bridge Borrower's current "Eurodollar Rate Loan" under the Bridge Agreement).

Any Indebtedness for Money Borrowed used in the calculations of whether any threshold amount specified in either clause (i), (ii) or (vi) immediately preceding have been exceeded shall not be used to calculate whether the threshold in the other of such thresholds specified in such clause (i), (ii) or
(vi) has been exceeded. Any Indebtedness for Money Borrowed by a Subsidiary of a Borrower shall be deemed to be Indebtedness for Money Borrowed of such Borrower for purposes of this Section 5.2(b).

                 (c) Assume, guarantee or endorse, or otherwise become directly or contingently liable in respect of, any obligation of any Person, except, without duplication, guarantees of such Borrower of Indebtedness for Money Borrowed constituting Financing Leases of such Borrower or any Subsidiary of such Borrower permitted by Section 5.2(b) hereof and, except for reimbursement obligations under letters of credit which, together with Indebtedness for Money Borrowed permitted under Section 5.2(b) (vi) do not exceed 15% of the Project Budget for any Project or enter into any Interest Rate Agreements, other than Interest Rate Agreements entered into by any Borrower with respect to the dollar amount of any Loan or Loans made hereunder.

                 (d) Engage in any business or business activity except with respect to such Borrower's or its Subsidiary's Projects.

                 (e) After the occurrence and during the continuance of a Guarantor Event of Default or a Borrower Event of Default with respect to such Borrower, declare or pay any dividend or distribution, or purchase or redeem any shares of any equity interest or class of capital stock of such Borrower, or make any other payment or distribution on or in respect of any class of capital stock or ownership interest of such Borrower or any of its Subsidiaries or set aside any amounts for any such purposes, except that any Subsidiary may pay dividends to such Borrower.

                 (f) Have or make any loan or advance to or Investment in any Subsidiary or other Affiliate or any other Person except for:

                 (i) Permitted Investments;

                 (ii)     Investments by a Borrower in Persons as permitted by
         Section 5.2(i) hereof;

                 (iii)    guarantees permitted by Section 5.2(c) hereof; and

                 (iv) Investments in a Subsidiary which has been established in accordance with Section 5.2(m) or in the case of Big Beaver of Caguas Investments, Investments in Caguas Centrum.

                 (g) Merge or consolidate with or into any Person except that any Subsidiary of a Borrower may merge or consolidate with or into such Borrower.

                 (h) Acquire any assets or capital stock of any Person except that a Borrower may (i) acquire assets used in the ordinary course of business, (ii) acquire the assets or capital stock of any Subsidiary, and (iii) make Capital Expenditures in connection with such Borrower's Projects.

                 (i) Issue or distribute its partnership interests, capital stock or other ownership interests to any Person or permit any Subsidiary to issue, sell or otherwise dispose of any such interests to any Person except to the relevant Borrower, provided, that the foregoing shall not be construed to prohibit the transfer of all or part of any existing ownership interest by the owner thereof to an Affiliate of such owner, provided, further that such transfer does not result in a breach of any other provision of this Agreement and that such transfer does not change the respective Borrower's status as an Eligible Borrower hereunder or change the status of any Subsidiary of such Borrower as an Eligible Subsidiary hereunder.

                 (j )     Without the prior written consent of the Agent, enter
into any transaction with an Affiliate of such Borrower or Subsidiary including, without limitation, the purchase, sale or exchange of property or the rendering of any service to or by an Affiliate, except for:

                 (i) transactions on terms no less favorable to such Borrower or Subsidiary than if negotiated at arm's length and for a term not to exceed two years;

                 (ii) the "Management Agreement" and "Leasing Agreement" contemplated by such Borrower's or such Subsidiary's joint venture agreement, if any; and

                 (iii) payment of fees and expenses included in the Project Budget in effect for a Project.

Except as set forth in clauses (ii) and (iii) of the immediately preceding sentence, all transactions by any Borrower or any Subsidiary with any Affiliate shall be on terms no less favorable to such Borrower or such Affiliate than could be obtained in a comparable arms-length transaction with a Person not an Affiliate and be reasonably necessary or desirable for such Borrower or such Affiliate in the conduct of its business.

                 (k) Issue any power of attorney or other contract or agreement giving any Person power or control over the day-to-day operations of its business except as expressly contemplated by this Agreement.

                 (l) Modify or amend any of such Borrower's or such Subsidiary's Organizational Documents without the prior written consent of the Agent.

                 (m) Take any action which causes any Person to become a direct or indirect Subsidiary of such Borrower or which results in the creation of a Subsidiary of such Borrower other than an Eligible Subsidiary which is approved in writing by the Agent.

                                   ARTICLE VI

                              CONDITIONS OF CREDIT

                 Section 6.1 Conditions Precedent to the Initial Borrowing. The right of any Borrower to make the Initial Borrowing and the obligation of the Banks to make the Initial Loan under this Agreement shall be subject to the fulfillment, at or prior to the time of the making of such Initial Loan, of each of the following conditions:





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                 (a)      Each Borrower shall have executed and delivered to
each Bank this Agreement (including all schedules, exhibits, certificates, opinions and financial statements delivered pursuant hereto), which shall be in full force and effect (without any waiver of, or other forbearance to exercise any rights with respect to, any term or provision hereof, unless consented to in writing by the Required Banks).

                 (b) All of the Loan Documents (excluding any Notes relating to Borrowings which have not been requested at such time) shall have been duly executed and delivered in form and substance satisfactory to the Agent and shall be in full force and effect; and there shall be no Guarantor Event of Default or Unmatured Guarantor Event of Default which shall have occurred and be continuing under this Agreement.

                 (c) The Agent shall have received (with a signed copy for each Bank):

                 (i) the signed opinion of Messrs. Dickinson, Wright, Moon, Van Dusen & Freeman, special counsel to each Borrower and the Guarantor, dated the date hereof in form and substance satisfactory to the Agent;

                 (ii) the signed opinion of A. N. Palizzi, counsel to Guarantor dated the date hereof in form and substance satisfactory to the Agent;

                 (iii) such other opinions of counsel to Borrowers and the Guarantor and to the general partners of Borrowers as may be reasonably requested by Agent; and

                 (iv) a letter from Guarantor and/or the applicable Borrower requesting counsel rendering an opinion pursuant to this Agreement to issue the opinion to the Agent and the Banks.

                 (d) Certified copies of the Organizational Documents for each Borrower and each general partner of each Borrower.

                 (e) A certificate of Guarantor, of each Borrower which is a corporation, and of each Managing Partner of each Borrower which is a partnership, certifying as to the names, offices and signatures of each Person
(i) who is authorized to sign this Agreement or any Loan Document on such Person's behalf and (ii) who will, until replaced by another Person or Persons duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby. The Agent and each Bank may conclusively rely on such certificate until they receive notice in writing from such Person to the contrary.





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                 (f) Each Borrower shall have paid the Agent the fees then due pursuant to Section 3.8 hereof.

                 (g) The Agent shall have received duly executed Initial Notes in accordance with Section 2.2(b) hereof.

                 (h) The Agent shall have received (with a signed copy for each Bank) the signed opinion of Messrs. XXXXXXXXXX, counsel to the Banks, dated the date of the Initial Borrowing, in form and substance satisfactory to the Agent.

                 (i) The Agent shall have received a list of all of Guarantor's Material Subsidiaries as of the date hereof.

                 (j) All corporate and other proceedings taken in connection with the transactions hereunder at or prior to the date of this Agreement, and all documents incident thereto will be reasonably satisfactory in form and substance to the Agent; and the Banks shall have received such other instruments and documents as the Agent shall reasonably request in connection with the Loans, and all such instruments and documents shall be reasonably satisfactory in form and substance to the Agent.

                 Section 6.2 Conditions Precedent to any Initial Project Borrowing. In addition to the conditions set forth in Section 6.1, the right of any Borrower to make an Initial Project Borrowing and the Obligation of the Banks to make the Initial Project Loan under this Agreement to such Borrower shall be subject to the fulfillment, at or prior to the time of the making of such Initial Project Loan, of each of the following conditions:

                 (a) The Agent shall have received an Allocation Request with respect to such Project and shall have established a Project Commitment Amount in accordance with the terms of this Agreement.

                 (b) The Agent shall have received a Project Budget for such Project.

                 (c) The Agent shall have received executed Initial Notes evidencing such Loan in accordance with Section 2.2(b). hereof.

                 (d) The long-term Indebtedness of the Guarantor shall be rated BBB or above by Standard & Poor's Corporation and Baa2 or above by Moody's Investors Service, Inc.

                 (e) Since the date hereof, there shall have been no material adverse change in the condition (financial or otherwise), properties, business or results of operations of Guarantor and its Subsidiaries, taken as a whole.

                 (f) The Agent shall have received such other instruments, documents and opinions as the Agent shall reasonably





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

request in connection with such Loan, and all such instruments, documents and opinions shall be reasonably satisfactory to the Agent.

                 Section 6.3 Conditions Precedent to all Borrowings (other than a Roll-Over Borrowing). In addition to the conditions set forth in Sections 6.1 and 6.2, the right of any Borrower to make any Borrowing (other than a Roll-Over Borrowing) or to request any Letter of Credit hereunder and the obligation of each Bank to make a Loan (or, in the case of a LC Bank, to issue a Letter of Credit) in respect of any such Borrowing hereunder in each case shall be subject to the fulfillment at or prior to the time of the making of such Borrowing of each of the following conditions:

                 (a) The representations and warranties contained in this Agreement with respect to such Borrower and such Project shall each be true and correct in all material respects at and as of such time, as though made on and as of such time; each of the Loan Documents shall be in full force and effect.

                 (b) No Guarantor Event of Default or Unmatured Guarantor Event of Default or Borrower Event of Default or Unmatured Borrower Event of Default with respect to such Borrower shall have occurred and shall then be continuing on such date or will occur after giving effect to such Borrowing.

                 (c) No change shall have occurred or become known with respect to the condition (financial or otherwise), business, prospects or results of operations of the applicable Borrower or any of its Subsidiaries since the date of this Agreement, which the Agent deems to be material and adverse to the condition (financial or otherwise), business or results of operations of such Borrower and its Subsidiaries taken as a whole.

                 (d) The Agent shall be reasonably satisfied as to the matters set forth on Exhibit 6.3(d) hereto as such Exhibit may be modified from time to time by the Agent and the Guarantor.

                 (e) The Agent shall have received a Notice of Borrowing or, in the case of a requested Letter of Credit, the Agent shall have received a LC Request in accordance with the terms hereof.

                 (f) The Banks shall have received such other instruments, documents and opinions (including Amended Notes and/or Extension Notes if applicable) as the Agent may reasonably request in connection with the Loans, and all such instruments, documents and opinions shall be reasonably satisfactory in form and substance to the Agent.

                 Each Borrowing by any Borrower shall be deemed to constitute a representation and warranty by it as to itself to the effect of clauses (a),
(b) and (c) of this Section 6.3.





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                 Section 6.4     Conditions Precedent to All Roll-Over
Borrowings. The right of any Borrower to make any Roll-Over Borrowing hereunder and the obligation of each Bank to make any Roll-Over Borrowing hereunder shall be subject to the condition that the Loan Obligations of such Borrower shall not have been accelerated.

                                  ARTICLE VII

                               EVENTS OF DEFAULT

                 Section 7.1 Guarantor Events of Default. If any of the following events, acts, occurrences or state of facts (herein called a "Guarantor Event of Default") shall occur or exist (for any reason whatsoever, and whether such happening shall be voluntary or involuntary or come about or be effected by operation of law pursuant to or in accordance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                 (a) The long-term Indebtedness of the Guarantor shall be rated BBB- or lower by Standard & Poor's Corporation or Baa3 or lower by Moody's Investors Service, Inc. or shall not be rated by either of such entities or, after the fifth anniversary date of the date hereof, the long-term Indebtedness of Guarantor shall be rated BBB or lower by Standard & Poor's Corporation or Baa2 or lower by Moody's Investors Service, Inc. or shall not be rated by either of such agencies;

                 (b) The Guarantor or any of its Material Subsidiaries, shall default in the payment when due, whether at stated maturity or otherwise, of any Indebtedness for Money Borrowed of the Guarantor or any of its Material Subsidiaries, whether individually or in the aggregate, equal to or in excess of $40 million, whether such Indebtedness now exists or shall hereafter be created, and such default shall be uncured or unwaived after the expiration of all applicable grace periods with respect thereto; or breach or default by Guarantor or any of its Material Subsidiaries with respect to any other material term of any evidence of any Indebtedness for Money Borrowed in excess of $40 million or of any loan agreement, mortgage, indenture or other agreement relating thereto, if the effect of such default or breach is to cause, or to permit the holder or holders (or a trustee on behalf of such holder or holders) of such Indebtedness for Money Borrowed to cause such Indebtedness for Money Borrowed to become or be declared due prior to its stated maturity (upon the giving or receiving of notice but after the expiration of all applicable grace periods with respect thereto) provided, however, that with respect to Indebtedness for Money Borrowed in respect of real property leases, no such breach or default shall be deemed to exist if the Guarantor or Material Subsidiary, as the case may be, is contesting in good faith the





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

existence of such breach or default by appropriate means and if the existence of such breach or default, if determined adversely to Guarantor or the Material Subsidiary, as the case may be, would not have a material adverse effect on Guarantor and its Subsidiaries on a consolidated basis;

                 (c) The Guarantor or any of its Material Subsidiaries shall become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any proceeding or file any petition under any bankruptcy, insolvency or similar law or seeking dissolution or reorganization or the appointment of a receiver, trustee, custodian or liquidator for it or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against it in any bankruptcy, insolvency or similar proceeding, or shall be adjudicated bankrupt, or shall consent to, or acquiesce in the appointment of, a receiver, trustee, custodian or liquidator for a substantial portion of its property, assets or business, shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts or shall take any corporate action authorizing any of the foregoing;

                 (d) Involuntary proceedings or an involuntary petition shall be commenced or filed against the Guarantor or any of its Material Subsidiaries under any bankruptcy, insolvency or similar law or seeking the dissolution or reorganization of it or the appointment of a receiver, trustee, custodian or liquidator for it or of a substantial part of its property, assets or business, or any writ, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of its property, assets or business, and such proceedings or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within sixty (60) days after commencement, filing or levy, as the case may be, or any order for relief shall be entered in any such proceeding;

                 (e) This Agreement or the Guaranty shall cease for any reason to be in full force and effect or there shall exist any event of default or breach of any of Guarantor's representations or warranties, covenants or obligations under the Guaranty or the Guarantor shall disavow any of its obligations under the Guaranty;

                (f) Any Guarantor Restructuring shall occur, other than a Guarantor Restructuring in which:

                 (i) the obligations of Guarantor under the Guaranty shall continue in full force and effect following such transaction, and





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


                 (ii)     the following additional conditions shall be met:

                          (A) any transferee or pledgee of assets of Guarantor in or pursuant to such Guarantor Restructuring (a "transferee") shall become an additional guarantor of the Obligations hereunder pursuant to the terms of a written guaranty agreement in form and substance satisfactory to the Agent;

                          (B) after giving effect to such Guarantor Restructuring, and all related transactions (including, without imitation, any related financing), the long term Indebtedness of the Transferee shall be rated BBB or above by Standard & Poor's Corporation and Baa2 or above by Moody's Investors Service, Inc.; and

                          (C) this Agreement shall be amended in a manner satisfactory to the Agent to reflect the existence of such additional guarantor and guaranty, including, without limitation, to provide that occurrences with respect to the Transferee similar to those set forth in clauses (a) through
                 (g) of this Section 7.1 shall also be Guarantor Events of Default hereunder; or

                 (g) The Guarantor shall directly or indirectly create or otherwise cause or suffer to exist or become effective any limitation (except as required by applicable law or the Loan Agreement) on the ability of any of its Material Subsidiaries to (A) pay dividends or make any other distributions on its capital stock or any other interest or participation in, or measured by, its profits owned by, or pay any Indebtedness owed to, the Guarantor, or (B) make loans or advances to the Guarantor;

then, and in any such event and at any time thereafter, the Agent may and, at the direction of the Required Banks shall, take one or more of the following actions: (i) by written or oral or telephonic notice (in the case of oral or telephonic notice confirmed in writing immediately thereafter) to Guarantor, as agent for the Borrowers, declare the Total Commitment and each Project Commitment to be terminated whereupon the Total Commitment and each Project Commitment shall forthwith terminate, and/or (ii) by written or oral or telephonic notice (in the case of oral or telephonic notice confirmed in writing immediately thereafter) to Guarantor, as agent for the Borrowers, declare all sums then owing by such Borrower hereunder and under any Notes to be forthwith due and payable, whereupon all such sums shall become and be immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Guarantor and each Borrower, and/or (iii) require such Borrower to immediately cash collateralize with the Agent for the ratable benefit of the Banks all outstanding Letters of Credit or obtain replacement letters of credit for such Letters of Credit, all in





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


form, substance and manner satisfactory to Agent. In cases of any occurrence of any event of default described in clause (c) or (d) of this Section 7.1, the Notes, together with accrued interest thereon, shall become due and payable forthwith without the requirement of any such acceleration or request, and without presentment, demand, protest or other notice of kind, all of which are expressly waived, any provision of this Agreement or the Notes to the contrary notwithstanding and other amounts payable by any Borrower hereunder or under any Notes shall also become immediately due and payable all without notice of any kind.

     Anything in this Section 7.1 to the contrary notwithstanding, the Agent shall, at the request of the Required Banks, rescind and annul any acceleration of the Notes by written instrument filed with each Borrower; provided that at the time such acceleration is so rescinded and annulled: (A) all past due interest and principal, if any, on the Notes and all other sums payable under this Agreement and the Notes (except any principal and interest which has become due and payable solely by reason of such acceleration pursuant to this
Section 7.1) shall have been duly paid in full, and (B) no other Guarantor Event of Default shall have occurred and be continuing which shall not have been waived pursuant to Section 9.1 hereof.

     Section 7.2 Borrower Events of Default. If any of the following events, acts, occurrences or state of facts (herein called a "Borrower Event of Default") shall occur or exist (for any reason whatsoever, and whether such happening shall be voluntary or involuntary or come about or be effected by operation of law pursuant to or in accordance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (a) Any Borrower shall default in the payment of principal of its Loan Obligations, Notes or reimbursement obligations with respect to any Letters of Credit issued for the account of such Borrower when due, or in the payment of interest or any other amount owing hereunder or under any Note or the failure to satisfy any obligation hereunder to provide cash collateral with respect to any Letter of Credit within three (3) Business Days after notice of such failure is given to Guarantor and such Borrower; or

     (b) Any Borrower (other than Guarantor as a Borrower) or any Subsidiary of such Borrower shall default in the payment when due, whether at stated maturity or otherwise, of any Indebtedness for Money Borrowed of such Borrower or such Subsidiary, whether individually or in the aggregate, equal to or in excess of $250,000 whether such Indebtedness now exists or shall hereafter be created, and such default shall be uncured or unwaived after the expiration of all applicable grace periods with respect thereto; or breach or default by such Borrower or such Subsidiary with respect to any other material term of any evidence of any Indebtedness for Money Borrowed in excess of $250,000 or of any loan agreement, mortgage, indenture or other agreement relating thereto, if the effect of such default or breach is to cause, or to permit the holder or holders (or a trustee on behalf of such holder or holders) of such Indebtedness for Money Borrowed to cause such Indebtedness for Money Borrowed to become or be declared due prior to its stated maturity (upon the giving or receiving of notice but after the expiration of all applicable grace periods with respect thereto); provided, however, that with respect to Indebtedness for Money Borrowed in respect of real property leases, no such breach or default shall be deemed to exist if such Borrower or such Subsidiary, as the case may be, is contesting in good faith the existence of such breach or default by appropriate means and if the existence of such breach or default, if determined adversely to such Borrower or such Subsidiary, as the case may be, would not have a material adverse effect on such Borrower or such Subsidiary;

     (c) Any representation or warranty on the part of any Borrower or any of its Subsidiaries, as the case may be, contained in any Loan Document or any document, instrument or certificate delivered pursuant thereto shall have been incorrect in any material respect when made or deemed made; or

     (d) Any Borrower or any of its Subsidiaries shall default in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed under Section 5.2 hereof and such default shall continue unremedied for five (5) days after written or telephonic (immediately confirmed in writing) notice thereof has been given to such Borrower by the Agent or any Bank (with a copy of such Notice to Guarantor); or

     (e) Any Borrower or any of its Subsidiaries shall default in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed hereunder or under any Loan Document (and not constituting a Borrower Event of Default under any other clause of this Section 7.2) and such default shall continue unremedied for a period of thirty (30) days after written or telephonic (immediately confirmed in writing) notice thereof has been given to such Borrower by the Agent or any Bank (with a copy of such notice to Guarantor); or

     (f) Any Borrower or any of its Subsidiaries or the Kmart General Partner of such Borrower shall become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any proceeding or file any petition under any bankruptcy, insolvency or similar law or seeking dissolution or reorganization or the appointment of a receiver, trustee, custodian or liquidator for it or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against it in any bankruptcy, insolvency or similar proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or shall consent to, or acquiesce in the appointment of, a receiver, trustee, custodian or liquidator for a substantial portion of its property, assets or business, shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts or shall take any corporate action authorizing any of the foregoing; or

     (g) Involuntary proceedings or an involuntary petition shall be commenced or filed against any Borrower or any of its Subsidiaries or the Kmart General Partner of such Borrower under any bankruptcy, insolvency or similar law or seeking the dissolution or reorganization of it or the appointment of a receiver, trustee, custodian or liquidator for it or of a substantial part of its property, assets or business, or any writ, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of its property, assets or business, and such proceedings or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within sixty (60) days after commencement, filing or levy, as the case may be, or any order for relief shall be entered in any such proceeding; or

     (h) One or more judgments or decrees shall be entered against any Borrower or any of its Subsidiaries involving, individually or in the aggregate, a liability of $50,000 (or with respect to Guarantor as a Borrower, $250,000) or more and all such judgments or decrees shall not have been vacated, discharged, satisfied or stayed pending appeal within thirty (30) days from the entry thereof; or

     (i) Any Borrower or any of its Subsidiaries shall disavow its obligations under this Agreement or any Note as the Loan Obligations or shall deny that it has any or further obligations hereunder or thereunder (in each case other than by reason of the satisfaction of all of such Borrower's obligations hereunder and thereunder or the unlawful disavowal by any other party to such agreements of their respective obligations thereunder); or

     (j) Any Borrower shall cease for any reason to be an Eligible Borrower hereunder;

     (k) Any order, judgment or decree shall be entered against any Borrower or any of its Subsidiaries decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of thirty (30) days; or any Borrower or any of its Subsidiaries shall otherwise dissolve or cease to exist; or

     (l) Any Additional Borrower Agreement shall cease for any reason to be in full force and effect as to any Borrower;

     (m) Guarantor shall sell, assign, transfer or otherwise dispose of any shares of capital stock of the Kmart General Partner of such Borrower (except to the extent, if any, required to qualify directors of such Subsidiary under any applicable law);

     (n) The Kmart General Partner for any Borrower shall:

         (i) merge or consolidate with any other Person, other than the Guarantor or a wholly-owned Subsidiary of the Guarantor;

         (ii) create, incur, assume or suffer to exist or agree to create, incur or assume any Lien in, upon or with respect to any of its ownership interest in any Borrower, whether now owned or hereafter acquired; or

         (iii) directly or indirectly create or otherwise cause or suffer to exist or become effective any limitation (except as required by applicable law or the Loan Agreement) on its ability to (A) pay dividends or make any other distributions on its capital stock or any other interest or participation in, or measured by, its profits owned by, or pay any Indebtedness owed to, the Guarantor, or (B) make loans or advances to the Guarantor.

then, and in any such event and at any time thereafter, the Agent may and, at the direction of the Required Banks shall, take one or more of the following actions: (i) by written or oral or telephonic notice (in the case of oral or telephonic notice confirmed in writing immediately thereafter) to the Borrower or Borrowers as to which such Borrower Event of Default has occurred declare any Project Commitment for such Borrower to be terminated whereupon such Project Commitment shall forthwith terminate, and/or (ii) by written or oral or telephonic notice (in the case of oral or telephonic notice confirmed in writing immediately thereafter) to such Borrower declare all sums then owing by such Borrower hereunder and under any Notes of such Borrower to be forthwith due and payable, whereupon all such sums shall become and be immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by such Borrower and/or (iii) require such Borrower to immediately cash collateralize with the Agent for the ratable benefit of the Banks all outstanding Letters of Credit or obtain replacement letters of credit for such Letters of Credit, all in form, substance and manner satisfactory to Agent. In cases of any occurrence of any event of default described in clause (f) or (g) of this
Section 7.2, such Borrower's Notes, together with accrued interest thereon, shall become due and payable forthwith without the requirement of any such acceleration or request, and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, any provision of this Agreement or the Notes to the contrary notwithstanding and other amounts payable by such Borrower hereunder or under any Notes shall also become immediately due and payable all without notice of any kind.

     Anything in this Section 7.2 to the contrary notwithstanding, the Agent shall, at the request of the Required Banks, rescind and annul any acceleration of such Borrower's Notes by written instrument filed with such Borrower; provided that at the time such acceleration is so rescinded and annulled: (A) all past due interest and principal, if any, on such Borrower's Notes and all other sums payable by such Borrower under this Agreement and the Notes (except any principal and interest on such Borrower's Loan Obligations which has become due and payable solely by reason of such acceleration pursuant to this Section 7.2) shall have been duly paid in full and (B) no other Borrower Event of Default shall have occurred and be continuing with respect to such Borrower which shall not have been waived pursuant to Section 9.1 hereof.


                                  ARTICLE VIII

                                   THE AGENT

     In this Article VIII, the Banks agree among themselves as follows:

     Section 8.1  Appointment.  The Banks hereby appoint   XXXXXXXXXX as Agent
to act as herein specified. Each Bank hereby irrevocably authorizes and each holder of any Note or participant in any Letter of Credit by the acceptance of such Note or participation shall be deemed irrevocably to authorize the Agent to take such action on its behalf under the provisions of the Loan Documents (including, without limitation, to give notices and take such actions on behalf of the Required Banks as are consented to in writing by the Required Banks) and any other instruments, documents and agreements referred to therein and to exercise such powers hereunder and thereunder as are specifically delegated to the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents or employees.

     Section 8.2 Nature of Duties. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. The duties of the Agent shall be mechanical and administrative in nature. Without limiting the effect of the foregoing sentence, the Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Bank. Nothing in any of the Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of any of the Loan Documents except as expressly set forth herein or therein. Each Bank shall make its own independent investigation of the financial condition and affairs of each Borrower in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the creditworthiness of each Borrower, and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect to any Borrower, whether coming into its possession before making of the Loans or at any time or times thereafter; provided, however, upon the request of any Bank, the Agent shall use reasonable efforts to provide to such Bank copies of any information required to be furnished under Section 5.1(a)(ii) or Section 5.1(k)(ii) by any Borrower to the Agent and not to each Bank. The Agent will promptly notify each Bank at any time that the Required Banks have instructed it to act or refrain from acting pursuant to Article VII.

     Section 8.3 Rights, Exculpation, etc. Neither the Agent nor any of its officers, directors, employees or agents shall be liable to any Bank for any action taken or omitted by it hereunder or under any of the Loan Documents, or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The Agent shall not be responsible to any Bank for any recitals, statements, representations or warranties herein or for the execution (by any party other than the Agent), effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of any of the Loan Documents or the financial condition of any Borrower. The Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, any of the Notes or any of the other Loan Documents or the financial condition of any Borrower, or the existence or possible existence of any Unmatured Guarantor Event of Default, Guarantor Event of Default, Unmatured Borrower Event of Default or Borrower Event of Default unless requested to do so by the Required Banks. The Agent may at any time request instructions from the Banks with respect to any actions or approvals which by the terms of any of the Loan Documents the Agent is permitted or required to take or to grant, and if such instructions are requested, the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the Required Banks. Without limiting the foregoing, no Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under any of the Loan

Documents in accordance with the instructions of the Required Banks.

     Section 8.4 Reliance. The Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining to any of the Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

     Section 8.5 Indemnification. To the extent that the Agent is not reimbursed and indemnified by the Borrowers or the Guarantor, the Banks will reimburse and indemnify the Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent, acting pursuant hereto, in any way relating to or arising out of any of the Loan Documents or any action taken or omitted by the Agent under any of the Loan Documents, in proportion to each Bank's respective Pro Rata Share of the Total Commitment; provided, however, that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Each LC Bank shall indemnify and hold harmless the Agent and the other Banks for any loss, cost, damage or expense incurred or suffered as a result of payment by such LC Bank under any Letter of Credit where such payment constitutes the gross negligence or willful misconduct of such LC Bank. The obligations of the Banks under this Section 8.5 shall survive the payment in full of the Notes and the termination of this Agreement.

     Section 8.6 The Agent Individually. With respect to its Pro Rata Share of the Total Commitment hereunder and the Loans made by it and any Notes issued to or held by it and its Pro Rata Share of Letters of Credit held by it, the Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Bank or holder of a Note or participant in Letters of Credit. The terms "Banks" or "Required Banks" or "holders of Notes" or "participants in Letters of Credit" "participations in Letters of Credit" or "holders of Loan Obligations" or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Bank, one of the Required Banks or a holder of a Note or participant in Letters of Credit. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Borrower or any Subsidiary of any Borrower as if it were not acting as Agent pursuant hereto.

     Section 8.7   Resignation by the Agent; Removal.

     (a) The Agent may resign from the performance of all its functions and duties hereunder at any time by giving 15 Business Days' prior written notice to the Borrowers and the Banks. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clauses (b) or (c) below or as otherwise provided below.

     (b) Upon any such notice of resignation, the Required Banks shall appoint a successor Agent who shall be satisfactory to the Guarantor and shall be an incorporated bank or trust company.

     (c) If a successor Agent shall not have been so appointed within said 15 Business Day period, the Agent, with the consent of the Guarantor, shall then appoint a successor Agent who shall serve as Agent until such time, if any, as the Required Banks, with the consent of the Guarantor, appoint a successor Agent as provided above.

     (d) If no successor Agent has been appointed pursuant to clause (b) or (c) by the 30th day after the date such notice of resignation was given by the Agent, the Agent's resignation shall become effective and the Required Banks shall thereafter perform all the duties of the Agent hereunder until such time, if any, as the Required Banks, with the consent of the Borrowers, appoint a successor Agent as provided above.

     (e) The Agent may be removed from the performance of its functions and duties hereunder for cause (as defined herein) upon written notice received by the Agent from the Required Banks and the Guarantor. For purposes of this
Section 8.7(e), "cause" shall mean gross negligence or willful misconduct by the Agent in the performance of its functions and duties hereunder.

                                   ARTICLE IX

                                 MISCELLANEOUS

     Section 9.1 No Waiver; Modifications in Writing. No failure or delay on the part of the Agent or any Bank in exercising any right, power or remedy hereunder or under any Note or Letter of Credit shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Agent or any Bank at law or in equity or otherwise. No amendment, modification, supplement, termination or waiver of or to any provision of this Agreement, nor consent to any departure by any Borrower or any Subsidiary of any Borrower therefrom, shall be effective unless the same shall be in writing and signed by or on behalf of the Required Banks; provided, however, that no such amendment, modification, supplement, termination, waiver or consent, as the case may be, which has the effect of:

         (i) reducing the rate or amount, or extending the stated maturity or due date, of any sum payable (including without limitation principal, interest and fees) by any Borrower to any Bank hereunder or under any Loan Obligation or constituting unreimbursed Letter of Credit payments; provided, however, that any modification that has the effect of reducing the aggregate amount of any fees payable to the Agent and/or the LC Bank for their own account shall require only consent of the Agent and/or the LC Bank, as applicable,;

         (ii) changing this Section 9.1 or the definitions of the terms "Required Banks" and "Pro Rata Share";

         (iii) changing the Loan Commitment of any Bank hereunder;

         (iv) amending, waiving, modifying, releasing or terminating the Guaranty; or

         (v) extending the term of a Letter of Credit beyond the Facility Termination Date,

shall be effective unless the same shall be signed by or on behalf of each Bank hereunder; provided, further, that no such amendment, modification, supplement, termination, waiver or consent, as the case may be, which has the effect of:

         (1)  increasing the duties or obligations of the Agent hereunder;

         (2) increasing the standard of care or performance required on the part of the Agent hereunder;

         (3) reducing or eliminating the fees, indemnities or immunities to which the Agent is entitled hereunder (including, without limitation, any amendment or modification of this Section 9.1); or

         (4) amending any provision which requires action by all the Banks hereunder,

shall be effective unless the same shall be signed by or on behalf of the Agent and provided still further that the Agent and the Guarantor may by mutual agreement, amend or modify Exhibit 6.3(d) hereto without the consent of any Borrower or any other Bank. Any amendment, modification or supplement of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any Borrower from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by any Loan Document, no notice to or demand on any Borrower in any case shall entitle such Borrower to any other or further notice or demand in similar or other circumstances. The Agent will provide to Guarantor a copy of any proposed amendment, modification or waiver relating to this Agreement not less than three (3) Business Days prior to the anticipated date of execution thereof provided, however, that the failure of the Agent to provide such copy shall not affect the validity of the Guaranty or any amendment, modification or waiver otherwise properly executed.

     Section 9.2 Further Assurances. Each Borrower agrees to do such further acts and things and to execute and deliver to the Agent such additional assignments, agreements, powers and instruments, as the Agent may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to better assure and confirm unto the Agent its rights, powers and remedies hereunder.

     Section 9.3 Notices, etc.   Except where telephonic instructions or
notices are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto or any other Person shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by a reputable overnight or courier delivery service, or by prepaid telegram (with messenger delivery specified in the case of a telegram), or by telecopier, and shall be deemed to be given for purposes of this Agreement, if by overnight or courier delivery service, on the day that such writing is delivered, if by telecopy, on the day that such writing is sent and if by mail, on the day which is two (2) Business Days after the day such writing is sent to the intended recipient thereof in accordance with the provisions of this Section 9.3. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 9.3, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telecopier numbers) indicated below and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party below:

            If to a particular Borrower, at its address as set forth on the signature page hereto or on the most recent Additional Borrower Agreement executed by such Borrower.

         If to   XXXXXXXXXX, in its individual
         capacity and as Agent:

                XXXXXXXXXX
              XXXXXXXXXX
              XXXXXXXXXX
              XXXXXXXXXX
              Attention: XXXXXXXXXX
              Tel. No.:  XXXXXXXXXX
              Telecopier No.: XXXXXXXXXX

         With copies to:

              XXXXXXXXXX
              XXXXXXXXXX
              XXXXXXXXXX
              Attention: XXXXXXXXXX
              Tel.  No. XXXXXXXXXX
              Telecopier No.: XXXXXXXXXX

         If to a particular Bank, at its address as set forth on the signature page hereto or in any notice of assignment delivered to each Borrower pursuant to Section 9.8(c) hereof.

     Section 9.4 Costs, Expenses and Taxes. Each Borrower agrees (without duplication) to pay all reasonable costs and expenses in connection with the negotiation, preparation, printing, typing, reproduction, execution and delivery of this Agreement, the Notes and the other Loan Documents, any amendment or modifications of (or supplements to) any of the foregoing and any and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith, including without limitation the reasonable fees and out-of-pocket expenses of XXXXXXXXXX, special counsel to the Banks, and any local counsel retained by the Agent relative thereto or (but not as well as) the reasonable allocated costs of staff counsel as well as the fees and out-of-pocket expenses of counsel, independent public accountants and other outside experts retained by the Agent in connection with the administration of this Agreement, and all search fees, appraisal fees and expenses, title insurance policy fees, costs and expenses and filing and recording fees and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses or (but not as well as) the reasonable allocated costs of staff counsel), if any, in connection with the enforcement of this Agreement, the Obligations, the Notes, any other Loan Document or any other agreement furnished pursuant hereto or thereto or in connection herewith or therewith. In addition, the appropriate Borrower shall pay any and all stamp, transfer and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the Notes, any other Loan Document or the making of any Loan or the issuance of any Letter of

Credit, and each Borrower agrees to save and hold the Agent and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such taxes. Any portion of the foregoing fees, costs and expenses which remains unpaid within two (2) days of the next Monthly Borrowing Date which is at least ten (10) Business Days after any Bank's statement and request for payment thereof shall bear interest from the date of such statement and request to the date of payment at the Default Rate. The appropriate Borrower will indemnify and hold harmless each Bank and the Agent and each director, officer, employee and Affiliate of each Bank and the Agent from and against all losses, claims, damages, expenses or liabilities to which such Bank or the Agent or such director, officer, employee or affiliated Person may become subject, insofar as such losses, claims, damages, expenses or liabilities (or actions, suits or proceedings including any inquiry or investigation or claims in respect thereof) arise out of, in any way relate to, or result from the transactions contemplated by this Agreement or any of the other Loan Documents and to reimburse each of the Banks and the Agent and each such director, officer, employee or affiliated Person, upon their demand, for any reasonable legal or other expenses (or (but not as well as) the reasonable allocated costs of staff counsel) incurred in connection with investigating, preparing to defend or defending any such loss, claim, damage, liability, action or claim; provided, however: (i) that no Bank shall have the right to be so indemnified hereunder for its own gross negligence or willful misconduct or bad faith or breach of this Agreement as finally determined by a court of competent jurisdiction after all appeals and the expiration of time to appeal and (ii) that nothing contained herein shall affect the obligations and liabilities of the Banks to each Borrower contained herein. If any action, suit or proceeding arising from any of the foregoing is brought against the Agent, any Bank or any other Person indemnified or intended to be indemnified pursuant to this Section 9.4, the appropriate Borrower will, if requested by the Agent, any Bank or any such indemnified Person, resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel reasonably satisfactory to the Person or Persons indemnified or intended to be indemnified. Each indemnified Person shall, if the Agent, a Bank or other indemnified Person has made the request described in the preceding sentence and such request has not been complied with, have the right to employ its own counsel (or (but not as well as) staff counsel) to investigate and control the defense of any matter covered by such indemnity and the reasonable fees and expenses of such counsel shall be at the expense of the indemnifying party. If any Borrower shall fail to do any act or thing which it has covenanted to do hereunder or any representation or warranty on the part of any Borrower contained herein shall be breached, the Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose, and will use its best efforts to give prompt written notice to the appropriate Borrower and the Guarantor that it proposes to take such action. Any and all amounts so expended by the Agent shall be repayable to it by the appropriate Borrower promptly upon the Agent's demand therefor and shall be considered a Loan hereunder; provided that, such Borrower may request reasonable supporting information with respect to any such payment demanded.
If any such amount is not reimbursed to the Agent within two (2) days of the next Monthly Borrowing Date which is at least ten (10) Business Days after demand therefor, or, if such supporting information is so requested, within the date when such supporting information is provided to the applicable Borrower, the unpaid amount outstanding and due shall bear interest for all periods thereafter until paid at the Prime Rate in effect from time to time. Notwithstanding the foregoing, during any period while a Guarantor Event of Default or a Borrower Event of Default with respect to such Borrower shall have occurred and be continuing, any amounts repayable to the Agent which are outstanding after demand therefore shall bear interest at the Default Rate in effect from time to time. The obligations of each Borrower under this Section
9.4 shall survive the termination of this Agreement and the discharge of such Borrower's other obligations hereunder.

     Section 9.5 Confirmations. Each Borrower and each holder of any Note agree from time to time, upon written request received by one from the other or from Guarantor, to confirm to the other or Guarantor, as the case may be, in writing (with a copy of each such confirmation to the Agent) the aggregate unpaid principal amount of any Loan Obligation then outstanding.

     Section 9.6 Adjustment; Set-off.

     (a) If any Bank (a "Benefitted Bank") shall at any time receive any payment in respect of all or part of its Loans or interest thereon, or payment of its Pro Rata Share with respect to amounts drawn under Letters of Credit, or receive any collateral (or proceeds thereof) in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Sections 7.1(c), 7.1(d), 7.2(e) or 7.2(f), hereof, or otherwise) in a greater proportion than any such payment to and collateral (or proceeds thereof) received by any other Bank in respect of such other Bank's Loans or interest thereon or Pro Rata Share of Letters of Credit, such Benefitted Bank shall purchase for cash from the other Banks such portion of each such other Bank's Loans or Pro Rata Share of Letters of Credit, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

Each Borrower agrees that each Bank so purchasing a portion of another Bank's Loans or Pro Rata Share of Letters of Credit, may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Bank were the direct holder of such portion.

     (b) In addition to any rights and remedies of the Banks provided by law, each Bank shall have the right, without prior notice to any Borrower, any such notice being expressly waived by each Borrower, upon the filing of a petition under any of the provisions of the federal bankruptcy act or amendments thereto, by or against, or the occurrence of a Guarantor Event of Default or Borrower Event of Default with respect to, the making of an assignment for the benefit of creditors by, the application for the appointment, or the appointment, of any receiver of, or of any of the property of, the issuance of any execution against any of the property of, the issuance of a subpoena or order, in supplementary proceedings, against or with respect to any of the property of, or the issuance of a warrant of attachment against the property of, the appropriate Borrower, to set-off and apply against any Indebtedness, whether matured or unmatured, of the appropriate Borrower to such Bank, any amount owing from such Bank to each such Borrower, at or at any time after, the happening of any of the above-mentioned events, and the aforesaid right of set-off may be exercised by such Bank against each such Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receivers, or execution, judgment or attachment creditor of each such Borrower, or against anyone else claiming through or against each such Borrower or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receivers, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Bank prior to the making, filing or issuance, or service upon such Bank of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Bank agrees promptly to notify the appropriate Borrower, as the case may be, and the Agent after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application.

     Each Borrower expressly agrees that to the extent such Borrower makes a payment or payments hereunder or under any Note and such payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Indebtedness to the Banks or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.

     Section 9.7 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

     Section 9.8   Binding Effect; Assignment; Addition and Substitution of
Banks.

     (a) This Agreement shall be binding upon, and inure to the benefit of, each Borrower, the Agent, the Banks, all future holders of the Notes or participants in Letters of Credit, and their respective successors and assigns; provided, however, that, except as set forth in Section 9.8(e) below, no Borrower may assign its rights or obligations hereunder or in connection herewith or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of all of the Banks.

     (b) Each Bank may at any time sell to one or more banks or other entities ("Participants") participating interests in all or any portion of its Loan Commitment and Loans made, and issuances or participations in Letters of Credit issued, pursuant to this Agreement or any other interest of such Bank hereunder or under any Note (in respect of any Bank, its "Credit Exposure"), provided that it sells participating interests in its Credit Exposure ratably according to all facilities comprising its Credit Exposure, and provided, further that, notwithstanding the foregoing, any Bank may at any time sell participating interests in all or a part of its Credit Exposure to any Affiliate of such Bank or to any other Bank. In the event of any such sale by a Bank of participating interests to a Participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Notes and any such participations in Letters of Credit for all purposes under this Agreement and each Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Each Borrower agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of a Guarantor Event of Default or Borrower Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or any Note, provided that such right of setoff shall be subject to the obligation of such Participant to share with the Banks, and the Banks agree to share with such Participant, as provided in Section 9.6. Each Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.9, 2.10, 2.13(1), 2.13(m), 2.13(p), and 3.9 with respect to its participation in the Loans and Letters of Credit outstanding from time to time. Each Bank agrees that any agreement between such Bank and any such Participant in respect of such participating interest shall not restrict such Bank's right to agree to any amendment, supplement or modification to the Agreement or any of the Loan Documents except to extend the final maturity of any Note or reduce the rate or extend the time of payment of interest thereon or reduce the principal amount thereof.

     (c) Any Bank may at any time assign to one or more Eligible Assignees all or any part of its Credit Exposure, provided that (i) it assigns its Credit Exposure ratably according to all facilities comprising its Credit Exposure,
(ii) it assigns its Credit Exposure in an amount not less than $5 million, and
(iii) such Eligible Assignee pays to the Agent an assignment fee of $3,000. Each Borrower and the Banks agree that to the extent of any assignment to an Eligible Assignee in accordance with the foregoing sentence, the assignee (the "Assignee") shall be deemed to have the same rights and benefits with respect to each Borrower under this Agreement and any Notes and the same rights of setoff and obligation to share pursuant to Section 9.6 as it would have had if it were a Bank hereunder, provided that each Borrower and the Agent shall be entitled to continue to deal solely and directly with the assignor Bank in connection with the interests so assigned to the Assignee until written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to each Borrower and the Agent by the assignor Bank and the Assignee (accompanied, in the case of the Agent, by payment of the assignment fee). Upon the assignment of Credit Exposure provided for hereby, the assignor Bank shall be relieved of its obligations hereunder to the extent of such assignment and the assignee shall become a Bank hereunder. In the event that the holder of any Note (including any Bank) shall assign or transfer such Note as permitted hereby, or any part of the obligations evidenced thereby, the applicable Borrower shall, upon surrender of such Note, issue new Notes to reflect such transfer or assignment payable to the order of the relevant parties as their respective interests may appear; provided that such Borrower and the Agent shall be entitled to continue to deal solely and directly with the assignor holder of such Note in connection with the interests so assigned until written notice of such assignment shall have been given to such Borrower and the Agent by the assignor and the assignee of such Note or interest therein.

     (d) Each Borrower authorizes each Bank to disclose to any Participant or Assignee and any prospective Participant or Assignee the terms and provisions of the Loan Documents and any and all financial information in such Bank's possession concerning such Borrower and any Subsidiary of such Borrower which has been delivered to such Bank by such Borrower pursuant to this Agreement or which has been delivered to such Bank by such Borrower in connection with such Bank's credit evaluation of such Borrower prior to entering into this Agreement.

     (e) Any Borrower may, upon not less than thirty (30) days prior written notice to the Agent, at any time prior to the occurrence and continuance of a Guarantor Event of Default, assign to another Borrower hereunder ("Assignee Borrower") all, but not less than all of the assigning Borrower's rights and obligations with respect to any Project Loan hereunder or Letter of Credit issued hereunder, provided, that (i) such Assignee Borrower shall have assumed all of the assigning Borrower's Obligations hereunder and shall have received good and marketable title to all of the assets of such Borrower with respect to such Project (subject only to Permitted Liens); (ii) such Assignee Borrower shall have executed and delivered to each affected Bank, Notes of such Assignee Borrower evidencing the obligations being assumed, which Notes shall be in substantially the form of the Notes previously issued by the transferor Borrower evidencing such obligations, with such changes and additions thereto as the Banks may reasonably require; (iii) such Assignee Borrower shall have executed and delivered to each affected LC Bank all documents which the LC Bank may reasonably require in order to evidence the obligations being assumed; (iv) the representations and warranties contained in this Agreement with respect to such Assignee Borrower shall each be true and correct in all material respects at and as of such time of assignment, as though made on and as of such time;
(v) no Borrower Event of Default or Unmatured Borrower Event of Default with respect to such Assignee Borrower shall have occurred and be continuing on such date or will occur after giving effect to such assignment; (vi) the Agent shall have received an assignment and assumption agreement with respect to such assignment executed by the relevant Borrowers in form and substance satisfactory to the Agent; (vii) the Agent shall have received the written consent of Guarantor to such assignment; and (viii) such assignment and assumption shall, in all other respects be reasonably satisfactory to the Agent. The Borrowers, the Agent and the Banks agree that to the extent of any assignment to an Assignee Borrower in accordance with the terms of this Section 9.8(e), the Assignee Borrower shall be deemed to have the same rights, benefits and obligations as the Borrower assigning such rights, benefits and obligations as if such Assignee Borrower had originally incurred the Loan Obligations so assigned.

     (f) In the event that the holder of any Note (including any Bank) shall transfer such Note in accordance with the terms hereof, it shall immediately advise the Agent and the applicable Borrower of such transfer, and the Agent and the applicable Borrower shall be entitled conclusively to assume that no transfer of any Note has been made by any holder (including any Bank) unless and until Agent and such Borrower shall have received written notice to the contrary. Except as otherwise provided in this Agreement or as otherwise expressly agreed in writing by all of the other parties hereto, no Bank shall, by reason of the transfer of a Note or otherwise, be relieved of any of its obligations hereunder. Each transferee of any Note shall take such Note subject to the provisions of this Agreement and to any request made, waiver or consent given or other action taken hereunder, prior to the receipt by the Agent and the applicable Borrower of written notice of such transfer, by each previous holder of such Note, and, except as expressly otherwise provided in such transfer by each previous holder of such Note, and, except as expressly otherwise provided in such notice, the Agent and the applicable Borrower shall be entitled conclusively to assume that the transferee named in such notice shall thereafter be vested with all rights and powers under this Agreement with respect to the Pro Rata Share of the Loans of the Bank named as the payee of the Note which is the subject of such transfer.

     (g) Notwithstanding any other language in this Agreement, a Bank may at any time assign all or any portion of its rights under this Agreement and the Notes to a Federal Reserve Bank as collateral in accordance with Regulation A of the Board of Governors of the Federal Reserve System and the applicable operating circular of such Federal Reserve Bank, provided, however, the Bank shall remain solely and exclusively responsible for its obligations under this Agreement and the Notes.

     Section 9.9 Consent to Jurisdiction. Each Borrower hereby irrevocably submits to the nonexclusive jurisdiction of any United States Federal or New York State court sitting in New York City in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, and each Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding shall be heard and determined in any such United States Federal or New York State court and each Borrower irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. Nothing herein shall affect the right of the Agent or any of the Banks to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Borrower in any other jurisdiction. As a method of service, each Borrower also irrevocably consents to the service of any and all process in any such action or proceeding brought in any court in or of the State of New York by the delivery of copies of such process to such Borrower, at its address specified in Section 9.4 hereof or by certified mail direct to such address.

     Section 9.10 Governing Law. This Agreement, the Notes and each Loan Obligation shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, without regard to principles of conflicts of law. Nothing contained in this Agreement and no action taken by the Agent or any Bank pursuant hereto shall be deemed to constitute the Agent or the Banks a partnership, an association, a joint venture or other entity.

     Section 9.11 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 9.12 Borrower Termination. Any Borrower may, upon the delivery to the Agent of a Borrower Termination Agreement, cease to be a party hereto if there are no Letters of Credit outstanding with respect to such Borrower and such Borrower's Obligations hereunder and all Notes evidencing the same have been paid in full, or such Obligations, Notes and reimbursement of all other obligations of the account party with respect to Letters of Credit have been assigned to another Borrower in accordance with the provisions of Section 9.8(e) and all Project Commitments with respect to such Borrower have been terminated; provided, however, that such Borrower's obligations under Sections 2.9, 2.10, 2.13(l), 2.13(m), 2.13(p), 3.9, 3.10, 8.5, 9.4, 9.6, 9.9 and 9.13
shall survive the termination of such party as a Borrower hereunder.

     Section 9.13 Waiver of Jury Trial. THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN CONNECTION WITH ANY ACTION UNDER OR COUNTERCLAIM RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

     Section 9.14 Headings. The Table of Contents and Article and Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.


                            [signature pages follow]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ADDRESS FOR NOTICES


c/o Kmart Corporation             BIG BEAVER OF CAGUAS DEVELOPMENT CORPORATION,
3100 West Big Beaver Road         a Michigan corporation
Troy, MI 48084
Attn: Michael E. Dowdle           By: /s/ M. L. Skiles
                                      -------------------------------
                                  Title: President
                                         ----------------------------


                                    XXXXXXXXXX, in its
                                  individual capacity and as Managing Agent

                                  By: /s/ XXXXXXXXXX
                                      -------------------------------
                                  Title: Vice President
                                         ----------------------------

                 [BANK SIGNATURE PAGES INTENTIONALLY OMITTED]

                 [Exhibits and Schedules Intentionally Omitted]